UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BANCORPSOUTH, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
March 20, 2009
TO THE SHAREHOLDERS OF
BANCORPSOUTH, INC.
     On Wednesday, April 22, 2009, at 9:00 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. You are cordially invited to attend and participate in the meeting.
     Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about BancorpSouth and the matters to be addressed at the annual meeting.
     Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:
•	Use the Internet at the web address shown on your proxy card;

•	Use the telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.
     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.
     I look forward to seeing you at this year’s annual meeting.
Sincerely,
AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
Enclosures:
1.   Proxy Card and Business Reply Envelope
2.   Annual Report to Shareholders
3.   Householding Notice
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET,
TELEPHONE OR BY COMPLETING, SIGNING, DATING
AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 2009
TO THE SHAREHOLDERS OF
BANCORPSOUTH, INC.
     The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 22, 2009, at 9:00 a.m. (Central Time) at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 for the following purposes:
(1)	To elect four directors;

(2)	To approve the Amendment to the BancorpSouth, Inc. Restated Articles of Incorporation; and

(3)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
     The Board of Directors has fixed the close of business on March 4, 2009 as the record date for determining shareholders entitled to notice of and to vote at the meeting.
By order of the Board of Directors,
AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
March 20, 2009
IMPORTANT:
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Householding of Proxy Materials and Annual Reports	45
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	46
Miscellaneous	46

Appendix A Amendment to Restated Articles of Incorporation	A-1

Appendix B Director Independence Standards	B-1

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at BancorpSouth Corporate Headquarters, Fourth Floor Board Room, One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804 on April 22, 2009, at 9:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 20, 2009.
     If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by you, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” approval of the Amendment to the BancorpSouth, Inc. Restated Articles of Incorporation, and (iii) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.
     Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person. For a general description of how votes will be counted, please refer to the section below entitled “GENERAL INFORMATION — Counting of Votes.”
     Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy to vote submitted by Internet or telephone has the same validity as one submitted by mail. To submit your proxy to vote by Internet, you need to access the website www.proxyvotenow.com/bxs, enter the nine-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit your proxy to vote by telephone, call 1-866-257-2279, enter the nine-digit control number on the enclosed proxy card and follow the instructions. You may submit your proxy to vote by Internet or telephone at any time until 2:00 a.m. (Central Time) on April 22, 2009 and either method should not require more than a few minutes to complete. To submit your proxy to vote by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.
     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.
     The close of business on March 4, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value, of which 83,110,427 shares were outstanding. Each share of our common stock is entitled to one vote. The common stock is our only outstanding voting stock. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business at the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast only one vote per share for each nominee.
     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.
Nominees
     The Board of Directors has nominated the four individuals named below under the caption “Class I Nominees” for election as directors to serve until the annual meeting of shareholders in 2012 or until their earlier retirement in accordance with our retirement policy for directors or otherwise. Our retirement policy for directors provides that a director may not stand for re-election to the Board after reaching his 70th birthday, unless the Board determines that we would significantly benefit from such director serving another term because of his advice, expertise and influence. Pursuant to this policy, the Board has determined that we would significantly benefit from having Hassell H. Franklin serve another term.
     At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If the Board does not re-nominate a former director for another term after his 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one-year term, and be eligible for re-election as a Director Emeritus by the Board annually. A Director Emeritus does not have the authority of a director and does not meet with the Board, but is given this title in honor of past service.
     Each nominee has consented to be a candidate and to serve as a director if elected.
     The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors:
Class I Nominees — Term Expiring in 2012

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Hassell H. Franklin	73	Chief Executive Officer, Franklin	1974
		Corp., Houston, Mississippi (furniture
		manufacturer)

Robert C. Nolan	67	Chairman of the Board, Deltic Timber	2000
		Corporation, El Dorado, Arkansas
		(timber production); Managing Partner,
		Munoco Company, El Dorado, Arkansas
		(oil and gas exploration and
		production)

W. Cal Partee, Jr.	64	Partner, Partee Flooring Mill, Oil and	2000
		Timber Investments, Magnolia, Arkansas
		(oil and lumber production)

James E. Campbell, III	59	President and Chief Operating Officer,	2008
		H+M Company, Inc., Jackson, Tennessee
		(engineering and construction)
Continuing Directors
     Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. Shareholders are not voting on the election of the Class II and Class III directors listed below. The following tables show the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors:

Class III Directors — Term Expiring in 2010

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Larry G. Kirk	62	Retired, Tupelo, Mississippi; Former	2002
		Chairman of the Board and Chief
		Executive Officer (1996-2005), Hancock
		Fabrics, Inc., Tupelo, Mississippi
		(fabric retailer and wholesaler)

Guy W. Mitchell, III	65	President and Attorney at Law,	2003
		Mitchell, McNutt and Sams, P.A.,
		Tupelo, Mississippi

R. Madison Murphy	51	Director, Murphy Oil Corporation, El	2000
		Dorado, Arkansas (integrated oil
		company); Director, Deltic Timber
		Corporation, El Dorado, Arkansas
		(timber production); Managing Member,
		Murphy Family Management, LLC, El
		Dorado, Arkansas (investments)

Aubrey B. Patterson	66	Chairman of the Board and Chief	1983
		Executive Officer of BancorpSouth, Inc.
		and BancorpSouth Bank; Director,
		Furniture Brands International, Inc.,
		St. Louis, Missouri and Tupelo,
		Mississippi (furniture manufacturer)
Class II Directors — Term Expiring in 2011

			Director
Name	Age	Principal Occupation/Other Directorships	Since
W. G. Holliman, Jr.	71	Managing Partner, Five Star, LLC,	1994
		Tupelo, Mississippi; Former Chairman of
		the Board and Chief Executive Officer
		(1996-2008), Furniture Brands
		International, Inc., St. Louis,
		Missouri and Tupelo, Mississippi
		(furniture manufacturer)

James V. Kelley	59	President and Chief Operating Officer	2000
		of BancorpSouth, Inc. and BancorpSouth
		Bank; Director, Murphy Oil Corporation,
		El Dorado, Arkansas (integrated oil
		company)

Turner O. Lashlee	72	Chairman of the Board, Lashlee-Rich,	1992
		Inc., Humboldt, Tennessee (general
		construction)

Alan W. Perry	61	Attorney at Law, Forman Perry	1994
		Watkins Krutz & Tardy LLP, Jackson,
		Mississippi
     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years unless otherwise indicated.
Required Vote
     Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting and entitled to vote. However, pursuant to our Amended and Restated Bylaws, any nominee for director who receives a greater number of “withheld” votes than “for” votes shall promptly tender his resignation following certification of the shareholder vote. The Nominating Committee will consider the resignation offer(s) and make a recommendation to the Board of Directors whether to accept such offer(s) and the Board will act on such recommendation within 90 days after certification of the shareholder vote. Any director who tenders his resignation shall not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.
The Board of Directors recommends that shareholders vote
“FOR” each of the Class I nominees.

PROPOSAL 2: AMENDMENT TO THE RESTATED
ARTICLES OF INCORPORATION
Introduction
     On January 28, 2009, our Board of Directors authorized and approved an amendment (the “Amendment”) to our Restated Articles of Incorporation to authorize the issuance of up to 500,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), subject to approval by our shareholders.
     The complete text of the Amendment is attached hereto as Appendix A. If the Amendment is approved by the shareholders, the Amendment will become effective upon filing with the Mississippi Secretary of State, which we expect to occur promptly after the annual meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.
Purpose of the Amendment
     Our Board of Directors believes that approving the Amendment to authorize the issuance of Preferred Stock is advisable and in our best interests and the best interests of our shareholders for several reasons. The authorization of Preferred Stock will supplement our authorized common stock by creating an undesignated class of Preferred Stock to increase our flexibility in structuring capital raising transactions, acquisitions, financings, joint ventures and strategic alliances. Preferred Stock may also be useful in connection with stock dividends, equity compensation plans or other corporate actions. The Board of Directors from time to time evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Having the authority to issue Preferred Stock will enable us to develop equity securities with terms tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of shareholders to authorize additional Preferred Stock on a case-by-case basis. The Board of Directors believes that approving the Amendment to authorize the issuance of Preferred Stock will provide us with an enhanced ability to respond to opportunities and favorable capital market conditions before the opportunity or conditions pass. Although we do not currently contemplate any particular transaction involving the issuance of Preferred Stock, we believe that Preferred Stock may be a component in future raising of capital.
     Our board of directors determined that we should not participate in the Troubled Asset Relief Program’s Capital Purchase Program. Therefore, we do not have any plans to issue any shares of Preferred Stock to the U.S. Department of the Treasury in connection with such program if the Amendment is approved by our shareholders.
Description of the Preferred Stock
     Currently, our Restated Articles of Incorporation authorize only the issuance of up to 500,000,000 shares of our common stock. If this proposal is approved by our shareholders, we will also be authorized to issue up to 500,000,000 shares of Preferred Stock. Although we may consider issuing shares of the Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the Preferred Stock.
     The Amendment will give our Board of Directors the express authority, without further action by our shareholders (except as may be required by applicable law or rule, such as New York Stock Exchange rules), to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series:
•	The designation and number of shares constituting the series;

•	The increase or decrease of the number of shares constituting the series to a number not less than the number of outstanding shares of such series;

•	The dividend rights and rates, if any, including whether or not dividends shall be cumulative;

•	The rights and terms of redemption, if any;

•	The liquidation rights, if any;

•	The voting rights, if any;

•	Whether the shares will be subject to the operation of a sinking fund or purchase fund, if any;

•	The conversion rights, if any; and

•	Any other powers, preferences, rights, limitations or restrictions.
Possible Effects on Holders of Common Stock
     We are unable to determine the actual effect of the issuance of a series of Preferred Stock on the rights of the holders of our common stock until our Board of Directors determines the rights of the holders of such series. A series of Preferred Stock may have features, however, that could include:
•	Restricting our ability to declare dividends on our common stock;

•	Restricting our ability to repurchase outstanding common stock;

•	Diluting the voting power of our common stock;

•	Diluting the equity interests and voting power of holders of our common stock if the Preferred Stock is convertible into common stock; and

•	Restricting distributions of assets to the holders of our common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.
Possible Anti-Takeover Effects
     The Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction that would result in the combination of us with another company. The ability of our Board of Directors to establish the rights of, and to cause us to issue, substantial amounts of Preferred Stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of common stock seeking to obtain control of us. The rights of the holders of common stock will be subject to, and may be adversely affected by, any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control.
Appraisal Rights
     Pursuant to the Mississippi Business Corporation Act, holders of our Common Stock are not entitled to appraisal rights with respect to the Amendment.
Required Vote
     Assuming the presence of a quorum, the proposed Amendment will be approved if the votes cast favoring the Amendment exceed the votes cast opposing the Amendment.
The Board of Directors recommends that shareholders vote “FOR”
approval of the proposed Amendment to the
Restated Articles of Incorporation.

CORPORATE GOVERNANCE
Director Attendance at Board, Committee and Annual Meetings
     During 2008, our Board of Directors held eight meetings. Each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which such director served. We encourage our Board members to attend the annual meeting of shareholders. In 2008, all of our directors attended the annual meeting of shareholders.
Committees of the Board of Directors
     The Board of Directors has established four standing committees — the Executive Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee, and the Nominating Committee. A copy of the charter of each of these committees, except for the Executive Committee, is available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Information — Committee Charting.”
     The following table shows the current membership of each committee of the Board of Directors:

Executive
Compensation and
	Executive		Stock Incentive	Nominating
Director	Committee	Audit Committee	Committee	Committee
James E. Campbell, III
Hassell H. Franklin	X		X	Chair
W. G. Holliman, Jr.	X		Chair	X
James V. Kelley	X
Larry G. Kirk		Chair
Turner O. Lashlee (1)	X
Guy W. Mitchell, III
R. Madison Murphy		X
Robert C. Nolan	X		X	X
W. Cal Partee, Jr.		X
Aubrey B. Patterson	Chair
Alan W. Perry

(1)	In March 2009, Mr. Lashlee resigned from serving on the Executive Compensation and Stock Incentive Committee and the Nominating Committee. For additional information, see the section below entitled “ — Director Independence.”
     Executive Committee. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs, except those matters enumerated in the charter of the Executive Committee and those matters reserved to the Board of Directors under state law. The Executive Committee held eight meetings during 2008.
     Audit Committee. The Audit Committee is responsible for, among other things:
•	Monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls;

•	Monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank;

•	Evaluating the independence and qualifications of our independent registered public accounting firm;

•	Evaluating the performance of our independent registered public accounting firm and our internal auditing department;

•	Providing an avenue of communication among our independent registered public accounting firm, management, our internal audit department, our subsidiaries and our Board of Directors; and

•	Selecting, engaging, overseeing, evaluating and determining the compensation of our independent registered public accounting firm.
     This committee’s performance is evaluated annually. The Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of the New York Stock Exchange. Our Board of Directors has also determined that each of Messrs. Kirk and Murphy is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Audit Committee held 11 meetings during 2008.
     Executive Compensation and Stock Incentive Committee. Pursuant to its charter, the Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives pertaining to the compensation of our Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table”), evaluates the performance of our Named Executive Officers and determines the salary, benefits and other compensation of our Named Executive Officers. After consultation with management, this committee makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our executive officers other than the Named Executive Officers. This committee, or a subcommittee thereof, also administers our Home Office Incentive Plan, 1994 Stock Incentive Plan, 1998 Stock Option Plan and Executive Performance Incentive Plan.
     This committee has the sole authority to retain, at our expense, any compensation consultant to assist in the evaluation of executive officer compensation and to approve such consultant’s fees and other retention terms. In addition, this committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to carry out its duties, at our expense, without prior approval of the Board of Directors or management.
     The activities of this committee must be conducted in accordance with the policies and principles set forth in our Corporate Governance Principles. This committee’s performance is evaluated annually. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. This committee held four meetings during 2008.
     Nominating Committee. The Nominating Committee identifies and recommends to the Board nominees for election to the Board consistent with criteria approved by the Board, and recommends to the Board of Directors nominees for election to the Board and for appointment to its committees. This committee also maintains and periodically reviews our Corporate Governance Principles, oversees the annual evaluation of the Board and management and reviews and recommends to the Board for approval in advance all “related person” transactions between us and any of our “related persons.” Pursuant to its charter, at least every other year the committee reviews and approves the compensation paid to non-employee directors and administers our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors and Director Stock Plan. This committee’s performance is evaluated annually. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. The Nominating Committee held five meetings during 2008.
Executive Sessions
     In order to promote open discussion among the non-management directors, we schedule regular executive sessions in which those directors meet without management present. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee, currently Mr. Franklin, presides at these meetings. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.

Communications with the Board of Directors
     You may send communications to the Board of Directors, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or an individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual director(s) to whom they are addressed.
Governance Information
     In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” These materials as well as the committee charters described above are also available in print to any shareholder upon request. Such requests should be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Director Independence
     The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards, which are attached as Appendix B to this Proxy Statement and are also available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” The Board of Directors approved certain changes to these standards in March 2009 to incorporate changes to the definition of independence under the listing standards of the New York Stock Exchange adopted in 2008. The Board of Directors has determined that each of Messrs. Campbell, Franklin, Holliman, Kirk, Mitchell, Murphy, Nolan and Partee, a majority of our Board members, meets these standards as well as the current listing standards of the New York Stock Exchange for independence.
     During 2008, the Board of Directors discussed the following relationships and transactions in making its independence determinations with respect to each director identified as independent and determined that none of these relationships or transactions precluded any such directors from being independent:
•	Messrs. Nolan and Murphy are first cousins;

•	Furniture Brands International, Inc., a public company the stock of which is listed on the New York Stock Exchange and for which Mr. Holliman served as Chairman until May 2008, leased office space at BancorpSouth Bank’s main office building in Tupelo, Mississippi and paid rent to us; however, the Board of Directors determined that the amount paid to us by Furniture Brands in 2008 ($8,000) was not material remuneration affecting Mr. Holliman’s independent judgment; and

•	Mitchell, McNutt & Sams, P.A., a law firm of which Mr. Mitchell is President, provided legal services to us in 2008; however, the Board of Directors determined that the amount we paid to Mitchell, McNutt & Sams ($1,760) was not material remuneration affecting Mr. Mitchell’s independent judgment.

     Forman Perry Watkins Krutz & Tardy LLP, a law firm of which Mr. Perry is a partner, provides legal services for us. In 2008 we paid this law firm approximately $25,000. Because Mr. Perry’s law firm regularly provides legal services for us, the Board of Directors has determined that Mr. Perry does not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards.
     Lashlee-Rich, Inc., a private company for which Mr. Lashlee is an owner and serves as Chairman, from time to time performs construction work on some of BancorpSouth Bank’s branches. Because the amount that we paid to Lashlee-Rich in 2008 ($2,511,297) was greater than 2% of Lashlee-Rich’s consolidated gross revenues, the Board of Directors has determined that Mr. Lashlee does not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards. As a result of this determination, Mr. Lashlee resigned from the Executive Compensation and Stock Incentive Committee and the Nominating Committee in March 2009.
Director Qualification Standards
     The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and shareholders. The Nominating Committee considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualification regarding independence, as well as diversity of age, ownership, influence and skills such as understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. Our director qualifications are set forth in our Corporate Governance Principles, which are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents.” The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third-party a fee to assist the Nominating Committee in the director nomination process to date.
Compensation Committee Interlocks and Insider Participation
     During 2008, the Executive Compensation and Stock Incentive Committee consisted of Messrs. Franklin, Holliman, Nolan, Lashlee and Travis E. Staub. Immediately following the 2008 annual meeting of shareholders, Mr. Staub retired from the Board of Directors and Mr. Holliman was appointed to the Executive Compensation and Stock Incentive Committee to serve as its chair. Mr. Lashlee resigned from serving on the committee in March 2009, following the Board of Directors’ determination that he did not meet the requirements for independence under the current listing standards of the New York Stock Exchange or our Director Independence Standards, as described in the section above entitled “ — Director Independence.”
     None of the members of the committee has at any time been one of our officers or employees. Members of the committee may, from time to time, have banking relationships in the ordinary course of business with our subsidiary, BancorpSouth Bank, as described below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Messrs. Franklin, Holliman and Nolan had no other relationship during 2008 requiring disclosure by us.
     During 2008, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table below sets forth certain information, as of January 31, 2009, with respect to the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of our Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION — Summary Compensation Table” and (iv) all of our directors and executive officers as a group. As of January 31, 2009, 83,109,163 shares of our common stock were outstanding. The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to hold $200 in par value (i.e., 80 shares) of our common stock. The number of shares of common stock owned by each director reflected in the table below includes such shares. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)		Percent of Class
BancorpSouth, Inc. 401(k) Profit Sharing Plan and Trust	5,990,808		7.21%
Barclays Global Investors, NA(3)	5,183,564		6.24%
L. Nash Allen, Jr.	126,350		*
James E. Campbell, III	88,756		*
W. Gregg Cowsert	81,975		*
Hassell H. Franklin	1,161,824		1.40%
W. G. Holliman, Jr.	719,044	(4)	*
James V. Kelley	330,754		*
Larry G. Kirk	34,770		*
Turner O. Lashlee	101,294		*
Gordon R. Lewis	55,106		*
Guy W. Mitchell, III	43,550		*
R. Madison Murphy	432,492	(5)	*
Robert C. Nolan	612,226	(6)	*
W. Cal Partee, Jr.	315,480	(7)	*
Aubrey B. Patterson	967,784		1.16%
Alan W. Perry	90,000		*
All directors and executive officers as a group (20 persons)	5,161,405		6.21%

*	Less than 1%.

(1)	The address of each person or entity listed, other than Barclays Global Investors, NA, is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(2)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after January 31, 2009, including upon the exercise of options granted under our various equity incentive plans described in the sections entitled “CORPORATE GOVERNANCE — Committees of the Board of Directors — Executive Compensation and Stock Incentive Committee” and “CORPORATE GOVERNANCE — Committees of the Board of Directors — Nominating Committee” as follows:

Common Stock Underlying Options
Name	Exercisable within 60 Days
L. Nash Allen, Jr.	39,200
James E. Campbell, III	—
W. Gregg Cowsert	46,598
Hassell H. Franklin	32,400
W. G. Holliman, Jr.	32,400
James V. Kelley	197,833
Larry G. Kirk	21,600
Turner O. Lashlee	32,400
Gordon R. Lewis	21,200
Guy W. Mitchell, III	18,000
R. Madison Murphy	25,200
Robert C. Nolan	25,200
W. Cal Partee, Jr.	21,600
Aubrey B. Patterson	520,399
Alan W. Perry	32,400
These shares are deemed to be outstanding for the purposes of computing the “percent of class” for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.
Information in the table for individuals also includes shares held for their benefit in our 401(k) Profit Sharing Plan and Trust, and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.
(3)	Based on information contained in a Schedule 13G, filed on February 5, 2009, with the SEC. The amount shown includes shares beneficially owned by affiliates of Barclays Global Investors, NA.
(4)	Includes 141,417 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.
(5)	Includes 10,940 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 48,288 shares held in trusts of which Mr. Murphy is co-trustee for the benefit of others, 9,735 shares owned by Mr. Murphy’s wife, of which Mr. Murphy disclaims beneficial ownership, and 248,861 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member, of which Mr. Murphy disclaims beneficial interest as to 228,110 shares.
(6)	Includes 13,435 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of his grandchildren, of which Mr. Nolan disclaims beneficial ownership, 391,971 shares held in a trust of which Mr. Nolan is the co-trustee for the benefit of his nieces, nephews, children and the lineal descendants of four co-trustees, of which Mr. Nolan disclaims beneficial ownership, and 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership.
(7)	Includes 1,585 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, and 8,973 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Executive Compensation and Stock Incentive Committee of the Board of Directors administers our executive compensation program. The Executive Compensation and Stock Incentive Committee is composed entirely of directors who are independent under the listing standards of the New York Stock Exchange and our Director Independence Standards. The Director Independence Standards are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Information — Governance Documents” and the charter of the Executive Compensation and Stock Incentive Committee is available on our website at www.bancorpsouthonline.com on our Investor Relationship webpage under the caption “Corporate Information — Committee Charting.” The charter is reviewed annually by the Executive Compensation and Stock Incentive Committee and was most recently revised in April 2007.
     In 2008, our Board of Directors elected not to participate in the U.S. Department of the Treasury’s Capital Purchase Program, part of the federal government’s Troubled Asset Relief Program and, therefore, we are not subject to the restrictions on executive compensation contained in the American Recovery and Reinvestment Act of 2009 or any regulations promulgated thereunder.
     In performing its duties, among other things the Executive Compensation and Stock Incentive Committee:
•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	In determining the long-term incentive component of the Chief Executive Officer’s compensation, considers our performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years and such other factors as it may deem relevant;

•	For the (i) Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, annually determines and approves, and (ii) other executive officers, annually reviews and recommends to the Board:

–	The annual base salary level(s);

–	Annual bonus(es);

–	Changes or amendments to incentive-compensation plans and equity-based plans;

–	Employment agreements, severance arrangements and change-in-control agreements, in each case as, when and if appropriate; and

–	Any special or supplemental benefits plans or programs;
•	At least annually and more often as circumstances dictate, reports its actions to the Board; and

•	Annually reviews and re-assesses the adequacy of the Executive Compensation and Stock Incentive Committee’s charter and recommends any proposed changes to the Board for approval.
Compensation Policy
     Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity, earnings per share growth, our asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized financial and bank holding companies. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.
     Through our executive compensation program we seek to provide:
•	Base salaries at levels that will attract and permit us to retain qualified executive officers;

•	Compensation that differentiates pay on the basis of performance;

•	Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements;

•	Total compensation that is competitive with that of comparable bank holding companies within the context of our performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.
     Our executive compensation program consists of the following primary elements:
•	Annual base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable financial and bank holding companies;

•	Annual incentive compensation is a variable non-equity element that is based on the achievement of defined goals for a given fiscal year that are tied to our overall performance and, in some situations, performance of a specific business unit;

•	Long-term incentive compensation is a variable equity element that provides an emphasis on longer-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•	Employee benefits are intended to provide reasonable levels of security with respect to retirement, medical, death and disability protection and paid time off; and

•	Certain perquisites are used to supplement the other elements of compensation, facilitating the attraction and retention of executive officers of the caliber we believe necessary to remain competitive.
     The Executive Compensation and Stock Incentive Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) as incentives that are based on our performance. While increases to annual base salaries also take individual and our overall performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation align with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.
     The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:
•	The need to provide a level of basic compensation (base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•	The goal of providing a substantial amount of compensation opportunities through performance-based, variable-compensation vehicles;

•	The goal of reflecting reasonable practices of comparable financial and bank holding companies within the context of our performance achievements; and

•	The desire to align our executives’ and our shareholders’ best interests through the use of equity-based compensation vehicles.
     To date, we have not implemented policies or procedures with respect to adjustment or recovery of awards or payments in the event of restatements of our earnings or similar events.
     The statute governing Mississippi state banks and our Amended and Restated Bylaws require our directors to own shares of our common stock in an aggregate amount of at least $200 par value (i.e., 80 shares). We do not, however, have any other requirements for minimum stock ownership for our officers or directors. Our Insider Trading Policy prohibits directors, officers and other employees from hedging the economic risk of ownership of any shares of our common stock they own.
Compensation Process
     The Executive Compensation and Stock Incentive Committee generally meets four times a year and more often if necessary. Prior to each regular meeting, the Corporate Secretary sends materials to each committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. On occasion, the Chief Executive Officer attends committee meetings to provide information to the committee concerning the performance of executive officers, discuss performance measures relating to executive officer compensation and make recommendations to the committee concerning the compensation of the executive officers. The Executive Compensation and Stock Incentive Committee holds an executive session consisting only of committee members (and, as appropriate, representatives of Watson Wyatt Worldwide, Inc., our compensation consultants) at almost every meeting. The Chief Executive Officer does not engage in discussions with the Executive Compensation and Stock Incentive Committee regarding his own compensation, except to respond to questions posed by committee members outside of the executive session deliberations.
     Management annually compiles tally sheets to assimilate all components of compensation that are paid to the Named Executive Officers. This information is provided to the Executive Compensation and Stock Incentive Committee for use in its deliberations.
     The Executive Compensation and Stock Incentive Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any executive officer. The committee receives reports from management pertaining to compensation for all other officers and annually reviews all of the perquisites paid to the Named Executive Officers as discussed below in the section entitled “ — Components of Compensation — Perquisites.”
     In 2008, we engaged Watson Wyatt Worldwide, Inc. to provide multiple services, including substantive consultation services with respect to general compensation, health, welfare and retirement benefits. In addition, Watson Wyatt is the actuary for our pension plan. Since 2001, the Executive Compensation and Stock Incentive Committee has separately engaged Watson Wyatt to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. The Watson Wyatt consultants who are involved in this function are engaged separately and work independently from those Watson Wyatt consultants who are engaged for health, welfare and retirement consulting.
     In performing its services in 2008, Watson Wyatt interacted collaboratively with the Executive Compensation and Stock Incentive Committee and senior management. Watson Wyatt’s analyses and reports were provided contemporaneously to both the chairman of the committee and to management to facilitate review and discussion. The Executive Compensation and Stock Incentive Committee instructed Watson Wyatt to prepare an analysis of the market competitiveness of base salary, annual bonus opportunity and long-term incentive opportunity for our senior management. In response, Watson Wyatt conducted an in-depth market analysis and, based on this analysis, made additional recommendations regarding Mr. Patterson’s position as Chairman and Chief Executive Officer and Mr. Kelley’s position as President and Chief Operating Officer.

     Watson Wyatt provided the chairman of the Executive Compensation and Stock Incentive Committee with a detailed report that summarized the market data and provided the committee with observations as to our relative competitiveness in comparison to both our peer group and the overall relevant bank industry marketplace based on Watson Wyatt’s interpretation and synthesis of the various components of market data.
     In addition, the Executive Compensation and Stock Incentive Committee relied on Watson Wyatt for the following:
•	Guidance regarding the appropriateness of the companies comprising our peer group;

•	The design and operation of our overall executive compensation program;

•	Guidance regarding the implications of various regulations affecting executive compensation; and

•	Research of issues and presentation of alternatives on topics of interest to the committee.
     The Executive Compensation and Stock Incentive Committee determined specific awards for 2008 through a qualitative analysis beginning from a base of objective market information. First, Watson Wyatt provided a memorandum to the chairman of the committee that included a detailed market analysis and observations of market competitiveness of the Chief Executive Officer’s and Chief Operating Officer’s base salary, target bonus opportunity and long-term incentive opportunity. The committee then reviewed this objective market information as a check to ensure that the current compensation and potential increases were within an acceptable competitive range. In addition, the committee analyzed factors such as our past and expected future performance, past and expected future individual performance, career objectives, retention considerations, the current business environment and anticipated changes, and our near-term and long-term business strategies. In other words, the committee combined objective and financial information with subjective and qualitative considerations. The committee made adjustments to base compensation, target annual bonus award opportunities and the quantity and form of long-term incentive award opportunities with a view to providing incentives that would encourage the performance that is necessary to achieve our business objectives.
     In reviewing the peer group analysis, the Executive Compensation and Stock Incentive Committee did not set executive compensation in accordance with a specific benchmark nor use a peer group subset in its analysis. The committee did, however, review proxy statement disclosures and compensation survey data. The peer group selected by the committee was comprised of both “primary comparators” and a “reference comparator.” The primary comparators were organizations that were within a range of approximately one-half to two times our asset size and the reference comparator was an organization of regional interest that was outside of that range. The primary and reference comparators were as follows:
•	Primary comparators: BOK Financial Corporation; The Colonial Bancgroup, Inc.; Commerce Bancshares, Inc.; Cullen/Frost Bankers, Inc.; FirstMerit Corporation; Fulton Financial Corporation; Hancock Holding Company; The South Financial Group, Inc.; Trustmark Corporation; United Community Banks, Inc.; Valley National Bancorp; Webster Financial Corporation; and Whitney Holding Corporation.

•	Reference comparator: Synovus Financial Corp.
The proxy statement review analysis included the following:
•	The pay levels and practices of the peer group of financial and bank holding companies selected by the committee;

•	The Chief Executive Officer’s and the Chief Operating Officer’s positions from both a “pay rank” perspective (e.g., highest paid and second-highest paid) and a “position match” perspective (e.g., Chairman and Chief Executive Officer, President and Chief Operating Officer);

•	Base salary, annual bonus (both target opportunity and bonus actually paid), total cash compensation (salary plus bonus), long-term incentive opportunity and total direct compensation (salary plus bonus and long-term incentive opportunity); and

•	Both descriptive statistics (e.g., 25th, 50th and 75th percentiles) for the primary comparators and our percentile ranking versus the peer group primary comparators for each pay element. Similar data was compiled for the reference comparator, but was not incorporated into the descriptive statistics or the percentile rankings.
     In its review of compensation survey data, the Executive Compensation and Stock Incentive Committee used nationally recognized bank industry surveys (primarily surveys provided by Watson Wyatt and Mercer LLC) reflecting similarly-sized banking organizations. Watson Wyatt provided the committee with comparisons using both a straight-line regression analysis, which related compensation to the asset size of the banking organization, and an “asset group” analysis, which examined pay data for the banking organizations falling within set asset-size groupings. This review included the following:
•	An examination for the Chairman and Chief Executive Officer and the President and Chief Operating Officer positions, as well as other selected senior management positions;

•	An examination of base salary, annual incentive opportunity and long-term incentive opportunity; and

•	A calculation of descriptive statistics reflecting the 25th, 50th and 75th percentiles of the participant data.
     The Executive Compensation and Stock Incentive Committee believes that the overall compensation for both our Chief Executive Officer and Chief Operating Officer is competitive with our peer group and is commensurate with the responsibilities assigned to their respective positions. Compensation for our other executive officers is near the 50th percentile of the compensation for similarly situated officers in the peer group. Otherwise, our compensation policies are consistently applied for all of our executives. The difference between the award opportunities granted to Mr. Patterson as compared to Mr. Kelley, and to Messrs. Patterson and Kelley as compared to our other executive officers, is a reflection of differences in the level and scope of responsibility of their respective positions, and the market’s pattern of providing progressive award opportunities at higher levels.
Components of Compensation
     The Executive Compensation and Stock Incentive Committee allocates compensation to our executive officers both as to specific components (e.g., base salary and incentive compensation) and as a whole. Each of the components of compensation is discussed in more detail below. The Executive Compensation and Stock Incentive Committee is relatively more focused on the individual components that make up an individual executive’s total compensation rather than the total compensation itself.
     Annual Base Salary. The Executive Compensation and Stock Incentive Committee views cash compensation as one element of overall compensation, but not necessarily as the principal means to provide incentive to our executive officers. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of each executive’s position, with an executive’s salary within a salary range being based upon his or her individual performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of the competitive market data described above under the caption “— Compensation Process.” In its review of market data for setting 2008 salary levels, the committee found that, while there were some variances of our executives’ salaries from salaries for comparable positions at comparable financial and bank holding companies (which particular deviations were deemed appropriate), the salaries of our executives on the whole reasonably approximated the salaries at comparable financial and bank holding companies.
     Increases in executive base salary are based upon the following considerations:
•	Our salary budget for the applicable fiscal year, which includes the salary of all of our employees;

•	Assessment of the competitiveness of the executive’s salary as compared to competitive market data (with primary emphasis on setting base salary at the median salary for the comparable position at comparable financial and bank holding companies unless a different compensation level is warranted by individual performance);
•	The executive’s performance in carrying out his or her specific job responsibilities and attaining specific objectives that may have been established for the year;

•	Our overall performance as a whole for the prior fiscal year; and

•	Assessment of the appropriateness of the executive’s salary when compared to peers and on an internal equity basis.
     In 2008, the Executive Compensation and Stock Incentive Committee set the base salary of our executives in reference to both individual performance and our overall performance. The committee endeavored to understand competitive pay and compensation opportunities for similarly situated executive officers of comparable financial and bank holding companies and to provide reasonably competitive compensation within the context of our achievements. The committee determined the amounts of base salary increases for our executive officers after consideration of:
•	The executive officer’s pattern of achievement with respect to the budget and business plan performance in his or her area(s) of responsibility and overall managerial effectiveness with respect to planning, personnel development, communications, regulatory compliance and similar matters;

•	Competitive base salary levels for similarly situated executives in comparable financial and bank holding companies;

•	The current level of the executive officer’s base salary in relation to market competitive salary levels;

•	Marketplace trends in salary increases (both geographical and by industry); and

•	Consideration of our overall performance and aggregate cost affordability, retention risks, fairness in view of our overall salary increases and the executive officer’s potential for future contributions to the organization.
     In January 2009, the Executive Compensation and Stock Incentive Committee determined that the base salary for the executive officers for 2009 would be the same as their 2008 base salaries. The committee decided that salary increases were not appropriate in the current economic environment but left open the opportunity to revisit this in the third or fourth quarter of 2009.
     Annual Incentive Compensation. Annual non-equity “bonuses” are provided through our incentive compensation program. This program furthers our objectives to provide compensation that differentiates pay on the basis of performance, provide compensation commensurate with our performance achievements and protect shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation. We believe that annual incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position and should provide meaningful compensation opportunities in relation to our achievement of key annual performance goals. We believe that such compensation opportunities will motivate executives to achieve our established goals. The Executive Compensation and Stock Incentive Committee considers annual bonuses for similarly situated executive officers of similarly-sized financial and bank holding companies within the context of the competitive market data described above under the caption “— Compensation Process.”
     We provide annual incentive compensation opportunities to Named Executive Officers under two programs — the Executive Performance Incentive Plan and the Home Office Incentive Plan. The Executive Performance Incentive Plan provides for the payment of cash incentive bonuses and equity-based awards based upon the achievement of performance goals established by a subcommittee of the Executive Compensation and Stock Incentive Committee that administers the plan. This plan is intended to increase shareholder value and our success by encouraging outstanding performance by our Named Executive Officers who are eligible to participate. For 2008, participation in the Executive Performance Incentive Plan was limited to the two executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code — the Chief Executive Officer and the Chief Operating Officer. Payments made under the Executive Performance Incentive Plan are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The amount of the cash bonus may vary among participants from year to year.
     The subcommittee that administers the Executive Performance Incentive Plan consists of members of the Executive Compensation and Stock Incentive Committee who are qualified under all applicable independence standards (including Section 162(m) of the Internal Revenue Code and SEC Rule 16b-3). The subcommittee may establish performance goals for awards granted under the plan based on any of the following business criteria:
•	Return on average equity or average assets;

•	Deposits and other funding sources;

•	Revenue, including interest income and/or non-interest income, and/or return on revenue;

•	Cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	Earnings, before or after taxes, interest, depreciation and/or amortization;

•	Earnings per share;

•	Net interest margin;

•	Improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio or reserve coverage of non-performing loans vs. peers;

•	Efficiency ratio;

•	Loan growth; and

•	Total shareholder return.
     The subcommittee may take into account several factors when establishing performance goals but such goals must be objectively determinable and based on levels of achievement of the business criteria listed above. No later than 90 days after the beginning of each fiscal year or any other performance period, the subcommittee will specify in writing (i) the type of award (i.e., cash or equity) and target amount payable to each participant, (ii) the maximum amount payable to each participant, (iii) the performance goals upon which each participant’s award is conditioned and (iv) the formula to determine the amount payable or shares that become vested based on the achievement of the specified goals. The amount of awards may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Executive Performance Incentive Plan in a year is $4 million.
     Following the applicable performance period, the subcommittee must certify in writing for each participant whether the performance goals and any other material conditions have been met. If these goals and conditions have been met, the subcommittee may authorize payment of the amount earned under an award. The subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable under the Executive Performance Incentive Plan. Incentive cash bonuses are paid as soon as practicable following the end of the fiscal year.
     We also provide incentive compensation opportunities to Named Executive Officers and other participants under the Home Office Incentive Plan. The Home Office Incentive Plan uses the same performance measures and goals as the Executive Performance Incentive Plan referenced above, but allows the Executive Compensation and Stock Incentive Committee to consider objective factors and to use its discretion to either increase or decrease resultant awards.

     The Home Office Incentive Plan and the Executive Performance Incentive Plan are similar but separate programs. Employees are eligible for either one program or the other, but not both. The Home Office Incentive Plan covers approximately 64 key management employees who are selected by our Board of Directors and does not impact the awards generated under the Executive Performance Incentive Plan. Awards granted under the Home Office Incentive Plan and the Executive Performance Incentive Plan during 2008 had the following characteristics [confirm]:
•	Awards were based on growth in average deposits and other funding sources, and return on average equity. These metrics were selected because of their relationship to shareholder value. Performance goals using these metrics were established and were applied consistently to all participants of both plans;

•	The award opportunities were established on the basis of (i) each participant’s role and level in the organization, his or her potential to make significant contributions to our success and market competitive levels for similarly situated positions in comparable financial and bank holding companies, (ii) the nature of the participant’s position and scope of responsibilities so that performance goals were tailored to either our overall performance or business unit performance, depending on the scope of the participant’s responsibilities, and (iii) our business environment and positioning in comparison to key competitors, as well as our near-term business plan and longer-term business strategy, which were the basis for establishing performance goals;

•	The relationship between performance goals and amount of award earned was set forth in a matrix that specified the target award opportunity for performance criteria;

•	The actual performance achieved was compared to the goals established for the year and the amount of award earned was determined for each participant. For participants of the Executive Performance Incentive Plan, the Executive Compensation and Stock Incentive Committee certified the achievement of performance goals in writing, as is required; and

•	No discretion was applied to adjust the amount awarded under either plan.
     Awards under the Executive Performance Incentive Plan and Home Office Incentive Plan were made in 2008 to provide cash bonus opportunities that were a percentage of each Named Executive Officer’s base salary, subject to the achievement of the performance goals described below, as follows:

		Award Opportunity as a Percentage of Salary*
Executive Officer	Annual Incentive Plan Participation	Threshold	Target	Maximum
Aubrey B. Patterson	Executive Performance Incentive Plan	33%	100%	200%
L. Nash Allen, Jr.	Home Office Incentive Plan	15%	45%	90%
James V. Kelley	Executive Performance Incentive Plan	25%	75%	150%
W. Gregg Cowsert	Home Office Incentive Plan	17%	50%	100%
Gordon R. Lewis	Home Office Incentive Plan	17%	50%	100%

*	Straight-line interpolation used to determine award opportunities for performance between goal levels.
     Awards were targeted to each executive’s role and scope of responsibility in the organization. For some executives, performance goals were based entirely on overall company performance. For others, a portion of performance was also measured by goals that were tied to the area of the individual's responsibility. For our Named Executive Officers, 2008 performance measures were blended as follows:

	Performance Criteria
		System-wide Community Bank
Executive Officer	Overall BancorpSouth Performance	Performance	Net Charge-offs
Aubrey B. Patterson	100%	0%	0%
L. Nash Allen, Jr.	100%	0%	0%
James V. Kelley	100%	0%	0%
W. Gregg Cowsert	75%	0%	25%
Gordon R. Lewis	75%	25%	0%
     For 2008, the Executive Compensation and Stock Incentive Committee established the performance goals set forth below for the Named Executive Officers with respect to the enumerated overall BancorpSouth performance and net charge-off criteria. The target amounts for each performance criteria were incorporated into our fiscal budget.

Performance Goal	Threshold Amount	Target Amount	Maximum Amount
Growth in Average Deposits	$10,630,000,000	$11,811,000,000	$12,992,000,000
Return on Average Equity	10.34%	12.17%	14.0%
Net Charge-offs	0.253% of Loans	0.23% of Loans	0.207% of Loans
     The threshold amount of each respective award was equal to 33% of the target award and the maximum amount of each respective award was equal to 200% of the target award, as reflected in the table below under the section entitled “EXECUTIVE COMPENSATION — Grants of Plan Based Awards.” Based on our actual performance in 2008, no cash incentive bonus payments were made with respect to either the overall BancorpSouth performance or the net charge-off performance goals. The Executive Compensation and Stock Incentive Committee set similar performance goals for 2009.
     With respect to system-wide community bank performance criteria, the performance goal was based on the community bank financial budget for net income, loan growth, deposit growth and non-interest income. The target amount of the bonus that was based on these performance criterion was awardable if 100% of the budgeted amount was achieved for each of these metrics. The maximum amount of the bonus was awardable if 105% of budget was achieved. The threshold amount of the bonus was based on 95% of budget. Based on our actual performance in 2008, the cash incentive bonus payment for system-wide community bank performance represented 156.9% of the target award.
     Long-Term Incentive Compensation. Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to align the interests of our executives with those of our shareholders. The Executive Compensation and Stock Incentive Committee’s current approach is to provide long-term incentive compensation to Named Executive Officers through grants of stock options and performance shares. Under the relevant shareholder-approved plans — the 1994 Stock Incentive Plan and the Executive Performance Incentive Plan — we have the ability to grant non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. We believe that the level of long-term incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Executive Compensation and Stock Incentive Committee considers long-term incentive compensation for executive officers at comparable financial and bank holding companies within the context of the competitive market data described above under the caption “— Compensation Process.” In 2008, the committee attempted to set the long-term incentive compensation for our executives at a level that was near the 50th percentile for comparable positions at comparable financial and bank holding companies.
     The Executive Compensation and Stock Incentive Committee has the ability to use different long-term incentive vehicles for achieving our compensation objectives. For example, the committee may grant:
•	Stock options to focus on stock price appreciation;

•	Restricted stock and restricted stock units as an incentive for continued service or to emphasize both our overall performance and executive retention; and

•	Performance shares as an incentive to improve our overall performance.
     We generally grant stock options and performance shares to provide performance-based long-term incentive compensation because the value to the recipient is dependent upon appreciation in our stock price and is driven by our overall performance. We anticipate that our pattern of equity grants will be to continue granting stock options late in the year (at the beginning of November of each year) and performance share awards early in the year (as soon as knowledge of prior year results can be incorporated into the goal-setting process).
     Performance shares are equity awards denominated in shares of our common stock. The number of shares earned is based on the achievement of goals that reflect our overall financial and operating performance as determined by the Executive Compensation and Stock Incentive Committee. In addition, the value of earned performance shares is determined by the market value of our common stock. The award cycle for performance shares is three years and is comprised of a two-year performance period followed by a one-year retention period. The “performance period” is set at two years to reflect a realistic time period for achieving goals in the current environment for the financial services industry and the “retention period” is set at one year to enhance the retentive power of the performance share awards (three years overall) and so that the impact of stock price performance reflects a longer period. This element of the long-term incentive compensation is configured so that a new three-year award cycle will begin every year that performance shares are granted.
     In 2008, equity-based awards were limited to officers who were responsible for long-term investment, operating or policy decisions and to officers who were instrumental in implementing those decisions. In determining the total number of performance shares to be granted, the Executive Compensation and Stock Incentive Committee considered the number of available shares under our 1994 Stock Incentive Plan but had no fixed formula for determining the total number of shares to be granted. In selecting the award recipients and determining the level of equity grants made in 2008, the committee considered a combination of (i) market competitive data, (ii) the present scope of responsibility of each officer, (iii) the degree to which the business units influenced by each officer contributed to our profits, (iii) the degree to which asset quality and other risk decisions were influenced by each officer’s direction, (iv) the number of awards currently held by each officer, and (v) the long-term management potential of each officer. No single factor was weighed more heavily than any other factor in determining the amount of equity grants. Equity-based awards for 2008 were as follows:
•	60% of the long-term incentive award opportunity was granted as performance shares with an award cycle that encompasses 2008, 2009 and 2010 with the following performance and retention periods:
–	The “performance period” for this award cycle is 2008 through 2009, with performance measured against goals set by the Executive Compensation and Stock Incentive Committee in the first quarter of 2009 with respect to our cumulative earnings per share and two-year average of deposits and other funding sources; and

–	The “retention period” for this award cycle is 2010, with performance shares earned over the 2008-2009 “performance period” being paid out in early 2011 only to participants who continued their service through the end of the “retention period.”
•	The remaining 40% of the long-term incentive award opportunity was granted as stock options with the following terms:
–	Stock options vest ratably on the basis of continued employment over the three-year period following the date of grant;

–	The exercise price was equal to the closing price of our common stock on the date of grant; and

–	The maximum term of the stock option was seven years.
     With respect to the performance shares that were granted in 2007, the 2007 through 2008 “performance period” is complete and, because the performance goals established for these awards were not met during the performance period, all of these awards have been forfeited and are, therefore, not subject to a retention period.
     Executive Benefits. We provide our executive officers with benefits in amounts that we believe are reasonable, competitive and consistent with our executive compensation program. We believe that such benefits help us to attract and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life, disability, medical, dental and vision insurance to all our employees. We also maintain a Retirement Plan, which is discussed in detail below under the section entitled “EXECUTIVE COMPENSATION — Pension Benefits — Retirement Plan.” In addition, we maintain bank-owned life insurance that can be used for funding supplemental benefits to certain executive officers.

     Perquisites. We provide our executive officers with perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the Named Executive Officers, we provide a company automobile and pay for country club dues and the cost of an annual physical examination.
     In addition, we own and operate corporate aircraft to facilitate the business travel of our executive officers consistent with the best use of their time. Although the Named Executive Officers are not generally entitled to use aircraft for personal travel, Messrs. Patterson and Kelley are permitted to use aircraft for personal travel.
Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limits on deductibility, and intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that we may fully deduct compensation paid under these plans. The Executive Performance Incentive Plan is considered “performance-based” for this purpose, as are certain awards under the 1994 Stock Incentive Plan.
     A portion of the compensation that is payable under certain of our other executive compensation arrangements may exceed the Section 162(m) limitation and, therefore, may not be deductible by us. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to us and our shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.
Employment Contracts and Change in Control Arrangements
     We have no written employment agreements with any of the Named Executive Officers.
     We have entered into a Change in Control Agreement with each of the Named Executive Officers that provides certain benefits in the event that we experience a change in control and we terminate the executive’s employment “without cause” (“cause” is generally defined as conviction of certain crimes, commission of certain acts of dishonesty or intentional neglect of or material inattention to duties) or the executive resigns “for cause” (i.e., a material adverse alteration in the executive’s position, a reduction in compensation or a material breach by us of our employment policies) within 24 months after the change in control. In general, the amount payable to Messrs. Patterson and Kelley under the agreements is 300% of the amount of annual base compensation and the highest annual bonus that the executive would otherwise be entitled to receive in the year that the change in control occurs, the amount payable to Messrs. Cowsert and Lewis is 200% of such annual base compensation and annual bonus, and the amount payable to Mr. Allen is 100% of such annual base compensation and annual bonus. Each agreement includes a “double trigger” (i.e., requiring both a change in control and termination of the executive’s employment for the executive to receive payment) so that the Named Executive Officer will only receive additional benefits if a change in control also has an adverse impact on him and the surviving entity is not required to provide such benefits if it desires to maintain the services of the executive. For more information about the Change in Control Agreements with the Named Executive Officers, see the section below entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”
     All equity incentives granted under our stock incentive plans, including those granted to the Named Executive Officers, become vested and/or exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus. This bonus will be paid as soon as practicable following the change in control.
Retirement Benefits
     We maintain certain compensatory arrangements as part of our retirement program that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include our 401(k) Plan, a traditional defined benefit retirement plan referred to as our Retirement Plan, a traditional supplemental defined benefit plan referred to as our Restoration Plan, a supplemental defined benefit plan referred to as our Supplemental Executive Retirement Plan and a contributory deferred compensation arrangement referred to as our Deferred Compensation Plan. The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success.
     All Named Executive Officers are eligible to participate in our 401(k) Plan, pursuant to which each executive could contribute up to a maximum of $20,500 for 2008 ($15,500 limit for all employees plus $5,000 maximum “catch-up” for each employee over the age of 50). We provide a matching contribution for the first five percent of base salary contributed in the plan, up to a maximum of $11,500 per year.
     We maintain the Retirement Plan, a tax-qualified, non-contributory, defined benefit retirement plan, for certain of our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service. Benefits under the Retirement Plan are based primarily on final average compensation and length of service. For 2008, the maximum annual benefit allowable under the Internal Revenue Code with respect to the Retirement Plan was $185,000 and the maximum amount of allowable annual compensation considered was $230,000.
     We have also adopted the Restoration Plan, a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers. Benefits under the Restoration Plan are based primarily on length of service and final average compensation, but only to the extent that compensation and annual benefit accruals exceed the limits under the Internal Revenue Code and, therefore, are not included in the Retirement Plan.
     We also maintain the Supplemental Executive Retirement Plan, a non-qualified, non-contributory, unfunded defined benefit pension arrangement, for selected key employees in the form of a deferred compensation agreement. Benefits under the Supplemental Executive Retirement Plan are based primarily on average final compensation. This arrangement supplements the benefits under the Retirement Plan and the Restoration Plan.
     We also maintain the Deferred Compensation Plan to allow certain members of senior management to defer a portion of their cash compensation. Amounts that are deferred are credited with a market interest rate and are paid out upon retirement or termination of employment.
     Employees hired on or after January 1, 2006 do not receive any benefit from the Retirement Plan or the Restoration Plan, but do receive an automatic contribution to the 401(k) Plan equal to 2% of their respective salaries. This additional 2% contribution is not dependent on employee deferrals to the 401(k) Plan. This strategy lowers the volatility of our Retirement Plan costs, shifts ownership and responsibility to our employees and enables us to direct our compensation towards non-retirement programs that are more individualized and based on pay-for-performance.
     Each of the Named Executive Officers is eligible for normal or early retirement pursuant to the 401(k) Plan, the Retirement Plan, the Restoration Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. The amounts each Named Executive Officer would have received if he had retired on December 31, 2008 is provided below in the section entitled “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change-in-Control.”
Director Compensation
     We established our Deferred Directors’ Fee Unfunded Plan to provide an opportunity for our directors to receive their annual directors’ fees in the form of our common stock. Fifty percent (50%) of directors’ fees are automatically paid in the form of our common stock. Under this plan, directors may elect to receive any portion of the remainder of their fees in the form of our common stock.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for the last three years with respect to our “Named Executive Officers” – the Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2008 and whose total compensation for 2008 exceeded $100,000:

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary(1)	Bonus	Awards	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Aubrey B. Patterson	2008	$783,500	$—	$—	$324,893	$—	$— (6)	$28,079	$1,136,472
Chairman and Chief	2007	717,586	—	—	162,281	645,827	832,485	27,420	2,385,599
Executive Officer	2006	686,685	—	—	22,790	824,022	863,946	36,203	2,433,646

L. Nash Allen, Jr.	2008	239,000	—	—	16,817	—	207,434	24,621	487,912
Treasurer and Chief	2007	216,827	—	—	10,181	87,815	139,133	22,782	476,738
Financial Officer	2006	209,495	—	—	1,478	113,128	154,674	22,596	501,371

James V. Kelley	2008	500,000	—	—	162,117	—	139,423	30,200	831,740
President and Chief	2007	473,101	—	—	74,819	319,343	107,588	34,247	1,009,098
Operating Officer	2006	452,728	—	—	10,164	407,455	118,885	23,368	1,012,600

W. Gregg Cowsert	2008	325,000	—	—	24,866	—	141,773	17,801	509,440
Executive Vice	2007	305,638	—	—	11,883	179,563	117,232	17,058	631,374
President	2006	293,318	—	—	1,723	205,323	165,570	15,553	681,487

Gordon R. Lewis(7)	2008	325,000	—	—	17,619	63,741	94,398	17,779	518,537
Executive Vice President

(1)	The amounts shown for 2008 include the following amount of deferred compensation in accordance with the Deferred Compensation Plan:

Deferred
Name	Compensation
Aubrey B. Patterson	$16,500
L. Nash Allen, Jr.	15,000
James V. Kelley	—
W. Gregg Cowsert	—
Gordon R. Lewis	52,141

(2)	The amounts shown reflect the accrued value for option awards granted under the 1994 Stock Incentive Plan that vested during the indicated years or were unvested as of December 31 of the indicated years, in accordance with FAS 123R. The assumptions used in calculating the accrued values for 2008 are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	The amounts shown reflect cash awards earned during the indicated years under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash awards earned during the indicated years under the Home Office Incentive Plan for Messrs. Allen, Cowsert and Lewis.

(4)	The key assumptions used to determine the pension values are described below in the section entitled “— Pension Benefits — Assumptions Used to Calculate Pension Values.” Because the interest rate ([ ]%) on deferred compensation does not exceed 120% of the applicable federal long-term rate, no earnings on nonqualified deferred compensation are included.

(5)	Details of the amounts reported as All Other Compensation for 2008 are as follows:

		Company
	401(k)	Airplane	Company	Country Club	Physical
Name	Contribution	Use*	Automobile	Dues	Exam
Aubrey B. Patterson	$11,500	$3,318	$7,668	$4,133	$1,460
L. Nash Allen, Jr.	11,500	—	8,278	4,133	750
James V. Kelley	11,500	—	10,344	7,856	500
W. Gregg Cowsert	11,500	—	1,668	4,133	500
Gordon R. Lewis	11,500	—	4,479	1,800	—

*	We report use of corporate aircraft by the Named Executive Officers as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the executive’s duties. While we maintain aircraft, the Named Executive Officers are not generally entitled to use aircraft for personal travel, except for Messrs. Patterson and Kelley, who are permitted to use aircraft for personal travel. SEC rules require us to report any such use as compensation in an amount equal to our aggregate incremental cost. The amount reported for Mr. Patterson relates to one flight that was not integrally and directly related to Mr. Patterson’s duties. We estimate our aggregate incremental cost to be equal to the average operating cost per hour for the year (which includes items such as fuel, maintenance, landing fees, additional crew expenses and other expenses incurred based on the number of hours flown per year) multiplied by the number of hours for each flight.

(6)	The net change in pension value was ($149,599) from 2007 to 2008, which was comprised of a change in Mr. Patterson’s Retirement Plan value of $145,762, a change in his Restoration Plan value of ($427,562) and a change in his Supplemental Executive Retirement Plan value of $132,201. Because the net change was negative, however, such amount is not reported in the table.

(7)	Because Mr. Lewis was not a Named Executive Officer with respect to 2006 and 2007, information is only provided for 2008.
     Change in Pension Value and Nonqualified Deferred Compensation Earnings. The change in each executive’s pension value in the Summary Compensation Table is the change in our obligation to provide pension benefits (at a future retirement date) from the beginning of the fiscal year to the end of the fiscal year. The obligation is the value of a benefit as of December 31, 2008 that will be paid at the officer’s normal retirement date (age 65), based on the benefit formula and the executive’s current pay and service. In the case of Mr. Patterson, the appropriate footnote to the Summary Compensation Table reflects the value of his postponed retirement benefit because he is older than his normal retirement age.
     Change in pension values may be a result of various sources such as:
•	Service accruals. As the executive earns an additional year of service, the present value of the liability increases because the officer has earned one year more service than he had at the prior measurement date.

•	Compensation increases/decreases since prior year. As the executive’s compensation increases, the present value of the liability increases because the officer’s final average monthly compensation has increased since the prior measurement date. If the executive’s compensation decreases, however, the final average monthly compensation will not decrease in connection with the Retirement Plan or Restoration Plan because the definition of final average monthly compensation in those plans is based on the highest average of all years of earnings, and there would be no change to the present value of the liability. The only plan that is affected if there is a decrease in compensation is the Supplemental Executive Retirement Plan, because the final average monthly compensation in the Supplemental Executive Retirement Plan is based on the last 36 months of compensation, which would cause the present value of the liability to decrease.

•	Aging. The change in pension amounts shown in the Summary Compensation Table attributable to the retirement plans are present values of retirement benefits that will be paid in the future. Generally, as the executive approaches retirement, the present value of the liability increases because the executive is one year closer to retirement than he was at the prior measurement date. In the case of Mr. Patterson, however, the present value of the liability decreases as he defers payment of his benefit beyond normal retirement.

•	Changes in assumptions since prior year. The change in benefit shown in the Summary Compensation Table is the present value of the increase in pension benefits during the applicable year. In order to calculate the value today of benefits that will be paid in the future, a discount rate and mortality table is used. The discount rate used to calculate the present value of benefits under the Retirement Plan decreased since the prior year, which caused an increase in the present value of the benefit as of December 31, 2008. The discount rate used to calculate the present value of benefits under the Restoration Plan and Deferred Compensation Plan increased since the prior year, which caused a decrease in the present value of the benefit as of December 31, 2008. The mortality table used to calculate the present value of benefits remained the same since the prior year, which caused no change to the present value of the benefit as of December 31, 2008.
The pension benefits and assumptions used to calculate these values are described in more detail in the section below entitled “— Pension Benefits.”
Grants of Plan-Based Awards
     The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2008:

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date Fair
								Number	Awards:	Exercise	Value of
								of	Number of	or Base	Stock
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares	Securities	Price of	and
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Aubrey B. Patterson	—	$258,555	$783,500	$1,567,000	—	—	—	—	—	—	$—
	01/23/2008	—	—	—	12,550	25,100	50,200	—	—	—	568,264
	11/01/2008	—	—	—	—	—	—	—	97,000	$24.27	610,593

L. Nash Allen, Jr.	—	35,492	107,550	215,100	—	—	—	—	—	—	—
	01/23/2008	—	—	—	720	1,440	2,880	—	—	—	32,602
	11/01/2008	—	—	—	—	—	—	—	—	—	—

James V. Kelley	—	123,750	375,000	750,000	—	—	—	—	—	—	—
	01/23/2008	—	—	—	6,800	13,600	27,200	—	—	—	307,904
	11/01/2008	—	—	—	—	—	—	—	50,500	24.27	317,886

W. Gregg Cowsert	—	53,625	162,500	325,000	—	—	—	—	—	—	—
	01/23/2008	—	—	—	840	1,680	3,360	—	—	—	38,036
	11/01/2008	—	—	—	—	—	—	—	15,000	24.27	94,422

Gordon R. Lewis	—	53,625	162,500	325,000	—	—	—	—	—	—	—
	01/23/2008	—	—	—	720	1,440	2,880	—	—	—	32,602
	11/01/2008	—	—	—	—	—	—	—	15,000	24.27	94,422

(1)	The estimated payouts shown reflect cash bonus awards granted under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash bonus awards granted under the Home Office Incentive Plan for Messrs. Allen, Cowsert and Lewis, where receipt is contingent upon the achievement of certain performance goals. The threshold amount is equal to 33% of the target amount and the maximum amount is equal to 200% of the target amount. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Annual Incentive Compensation.” No cash incentive bonus payments were made with respect to the overall BancorpSouth performance and the net charge-off performance goals, because the performance criteria were not met.

(2)	Reflects the aggregate FAS 123R value of shares granted under our 1994 Stock Incentive Plan that will be awarded on January 1, 2011 upon the achievement of certain performance goals. The threshold amount is equal to 50% of the target amount and the maximum amount is equal to 200% of the target amount. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”
Outstanding Equity Awards at 2008 Fiscal Year-End
     The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2008:

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
				Equity					Plan	Payout
				Incentive					Awards:	Value of
				Plan Awards:			Number	Market	Number of	Unearned
				Number of			of Shares	Value of	Unearned	Shares,
				Securities			or Units	Shares or	Shares,	Units or
	Number of Securities			Underlying			of Stock	Units of	Units or	Other Rights
	Underlying Unexercised			Unexercised	Option	Option	That	Stock Held	Other Rights	That Have
	Options(1)			Unearned	Exercise	Expiration	Have Not	that Have	That Have	Not
Name	(Exercisable)	(Unexercisable)		Options	Price	Date	Vested	Not Vested	Not Vested	Vested(2)
Aubrey B. Patterson	60,000	—		—	$17.31	10/31/2009	—	—	—	$—
	75,000	—		—	13.06	10/31/2010	—	—	—	—
	75,000	—		—	15.50	10/31/2011	—	—	—	—
	75,000	—		—	19.18	10/31/2012	—	—	—	—
	75,000	—		—	23.51	10/31/2013	—	—	—	—
	80,000	—		—	23.19	11/30/2015	—	—	—	—
	49,333	24,667	(3)	—	24.78	10/31/2013	—	—	—	—
	31,066	62,134	(4)	—	22.97	10/31/2014	—	—	—	—
	—	97,000	(5)	—	24.27	10/31/2015	—	—	—	—
	—	—		—	—	—	—	—	25,100 (6)	586,336	(6)

L. Nash Allen, Jr.	12,000	—		—	19.18	10/31/2012	—	—	—	—
	12,000	—		—	23.51	10/31/2013	—	—	—	—
	12,000	—		—	23.19	11/30/2015	—	—	—	—
	1,600	1,600	(3)	—	24.78	10/31/2013	—	—	—	—
	1,600	3,200	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	1,440 (6)	33,638	(6)

James V. Kelley	30,000	—		—	15.50	10/31/2011	—	—	—	—
	30,000	—		—	19.18	10/31/2012	—	—	—	—
	32,000	—		—	23.51	10/31/2013	—	—	—	—
	32,000	—		—	24.03	10/31/2014	—	—	—	—
	35,000	—		—	23.19	11/30/2015	—	—	—	—
	22,000	11,000	(3)	—	24.78	10/31/2013	—	—	—	—
	16,833	33,667	(4)	—	22.97	10/31/2014	—	—	—	—
	—	50,500	(5)	—	24.27	10/31/2015	—	—	13,600 (6)	317,696	(6)

W. Gregg Cowsert	15,000	—		—	15.50	10/31/2011	—	—	—	—
	12,000	—		—	19.18	10/31/2012	—	—	—	—
	14,000	—		—	23.19	11/30/2015	—	—	—	—
	3,732	1,868	(3)	—	24.78	10/31/2013	—	—	—	—
	1,866	3,734	(4)	—	22.97	10/31/2014	—	—	—	—
	—	15,000	(5)	—	24.27	10/31/2015	—	—	—	—
	—	—		—	—	—	—	—	1,680 (6)	39,245	(6)

Gordon R. Lewis	6,000	—		—	23.51	10/31/2013	—	—	—	—
	6,000	—		—	24.03	10/31/2014	—	—	—	—
	6,000	—		—	23.19	11/30/2015	—	—	—	—
	1,600	800	(3)	—	24.78	10/31/2013	—	—	—	—
	1,600	3,200	(4)	—	22.97	10/31/2014	—	—	1,440 (6)	33,638	(6
	—	15,000	(5)	—	24.27	10/31/2015	—	—	—	—

(1)	The amounts shown reflect option awards granted under the 1994 Stock Incentive Plan.

(2)	Based upon the closing sale price of our common stock of $23.36 per share, as reported on the New York Stock Exchange on December 31, 2008.

(3)	These options become exercisable on November 1, 2009.

(4)	One-half of these options becomes exercisable on each of November 1, 2009 and November 1, 2010.

(5)	One-third of these options becomes exercisable on each of November 1, 2009, November 1, 2010 and November 1, 2011.

(6)	Reflects the target award under a grant of performance shares made on January 23, 2008 under the 1994 Stock Incentive Plan that will be awarded on January 1, 2011 upon the achievement of certain performance goals. The maximum amount is equal to 200% of the target amount and the threshold amount is equal to 50% of the target amount.

Option Exercises and Stock Vested
     The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Aubrey B. Patterson	131,000	$437,560	—	—
L. Nash Allen, Jr.	56,600	461,607	—	—
James V. Kelley	30,000	437,325	—	—
W. Gregg Cowsert	51,000	249,105	—	—
Gordon R. Lewis	24,250	230,078	—	—
Pension Benefits
     The following table provides information regarding the present value of the accumulated benefit to each of the Named Executive Officers based on the number of years of credited service under our defined benefit retirement programs as of December 31, 2008:

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
Aubrey B. Patterson	Retirement Plan	36	$1,030,075	$—
	Restoration Plan	36	4,853,334	—
	Supplemental Executive Retirement Plan	N/A	1,601,016	—

L. Nash Allen, Jr.	Retirement Plan	40	920,790	—
	Restoration Plan	40	373,152	—
	Supplemental Executive Retirement Plan	N/A	345,968	—

James V. Kelley	Retirement Plan	8(1)	456,508	—
	Restoration Plan	8(1)	399,879	—
	Supplemental Executive Retirement Plan	N/A	646,966	—

W. Gregg Cowsert	Retirement Plan	19	370,705	—
	Restoration Plan	19	494,480	—
	Supplemental Executive Retirement Plan	N/A	456,390	—

Gordon R. Lewis	Retirement Plan	8(2)	174,168	—
	Restoration Plan	8(2)	63,372	—
	Supplemental Executive Retirement Plan	N/A	270,541	—

(1)	At December 31, 2008, Mr. Kelley had 16 years of past credited service and an earned and accrued annual retirement benefit of $43,118 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.

(2)	At December 31, 2008, Mr. Lewis had three years of past credited service and an earned and accrued annual retirement benefit of $5,308 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.
     Retirement Plan. We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21, have completed one year of service and were hired prior to January 1, 2006. Employees hired on or after January 1, 2006 are eligible to participate in the 401(k) Plan but not the Retirement Plan. The key provisions of the Retirement Plan are as follows:
•	Monthly benefit. Participants with a vested benefit will be eligible to receive retirement benefits, calculated using the following formula, each month for the rest of their lives beginning on their normal retirement date (i.e., the date they reach age 65):
–	0.65% of final average monthly compensation times years of service up to 35 years; plus

–	0.65% of final average monthly compensation in excess of covered compensation (a 35-year average of the taxable wage base) times years of service up to 35 years.

Additional provisions may apply for participants who worked for a company that was acquired by us. Benefits are limited to the annual benefit limit set forth in Internal Revenue Code Section 415, which was $185,000 per year in 2008.
•	Final average monthly compensation. The final average monthly compensation is the average of the highest five consecutive years of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan. This amount is limited to the annual compensation limit set forth in Internal Revenue Code Section 401(a)(17), which was $230,000 per year in 2008.

•	Integration with Social Security (covered compensation). As permitted by the Internal Revenue Code, the Retirement Plan formula provides higher benefit accruals for participants earning in excess of covered compensation (a 35-year average of the taxable wage base) so that their total retirement income (including Social Security benefits) as a percentage of compensation will be comparable to that of other employees.

•	Vesting. Participants become vested after reaching five years of service.

•	Early retirement benefits. Participants may elect to retire prior to their normal retirement date. If they are at least age 55 and have at least ten years of service, then they may receive benefits early. In such cases, the monthly benefit will be calculated using the benefit formula described above, reduced by the sum of 6.67% times the number of years (up to five) that the participant elects to retire prior to the normal retirement date, plus 3.33% times the number of years (up to five) that the participant elects to retire prior to age 60.

•	Death benefits. The participant’s spouse will receive a monthly retirement income payable for life which is equal to the greater of (1) an amount equal to 50% of the amount the participant would have received if he or she had survived and elected the qualified joint and 50% contingent option payable at the earliest date allowed under the plan or (2) an amount that can be provided by the present value of the participant’s accrued benefit as of the participant’s date of death.

•	Disability benefits. If the participant remains totally and permanently disabled prior to normal retirement date, the participant will receive an amount equal to the accrued benefit the participant would have earned if he or she had continued in employment until his or her normal retirement date. The benefit is payable at normal retirement date.

•	Special note on lump sum payments. The Retirement Plan has limited the lump sum value of benefits accrued after December 31, 2003 to $20,000. If the lump sum value of the portion of the participant’s benefit that has accrued since December 31, 2003 exceeds $20,000, the participant will not be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits. Instead, the participant will be eligible to receive a single lump sum payment equal to the value of all of his or her retirement benefits that accrued up to December 31, 2003. Then, the portion of the participant’s benefit that has accrued since December 31, 2003 will be available as a residual annuity payment in addition to the lump sum payment option.
     Restoration Plan. The purpose of this non-qualified, non-contributory, unfunded defined benefit pension plan is to restore the benefits that were limited by the IRS maximums for the Retirement Plan. As a result, the executives and officers who participate in this plan will have a similar total retirement income as a percentage of total compensation as our other employees. Employees hired on or after January 1, 2006 are not eligible to participate in the Restoration Plan.
     In general, the provisions for the Restoration Plan are identical to the provisions of the Retirement Plan, except the benefits are calculated without regards to the limits set by the Internal Revenue Code in connection with compensation and benefits. In addition, commissions are not included in the benefit definition. The net benefit payable under the plan is the difference between this gross benefit and the benefit payable by the Retirement Plan.

     Supplemental Executive Retirement Plan. We sponsor a non-qualified, non-contributory, unfunded defined benefit pension arrangement for select key employees. The key provisions of the Supplemental Executive Retirement Plan are as follows:
•	Monthly benefit. Eligible participants will receive 15% of final average monthly compensation, payable on the date of the participant’s retirement after age 65. The benefit will be payable in equal consecutive monthly installments for a period of ten years.

•	Final average monthly compensation. The final average monthly compensation is the monthly average of the 36-month period of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan, immediately preceding and terminating coincidentally with the participant’s retirement date.

•	Eligibility. Participants who terminate employment prior to retirement eligibility (age 55) will not be eligible for a benefit from the defined benefit pension arrangement.

•	Early retirement benefits. Participants may elect to retire and commence payments as early as age 55. The monthly benefit will be reduced 5% for each year that the participant elects to retire prior to age 65.

•	Death and disability benefits. If a participant dies or becomes totally and permanently disabled prior to retirement, the participant’s designated beneficiary will receive 7.5% of final average monthly compensation at the date of death or permanent disablement. The benefit will be payable in equal consecutive monthly installments for a period of ten years.
     Assumptions Used to Calculate Pension Values. Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions have been applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with Statement of Financial Account Standards (“SFAS”) No. 87, “Employers’ Accounting for Pensions,” on the measurement date, although SEC rules specify certain exceptions (as noted in the table below).
     The changes in the pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits Table are based on the assumptions applied as of December 31, 2008.
     The following key assumptions are used to determine the pension values:

Assumption	Basis for Assumption	December 31, 2007	December 31, 2008
Discount rate	Under SEC rules, discount rate used to measure pension	6.33%	6.25% for the
	liabilities under SFAS No. 87.		Retirement Plan; 6.50%
for the Restoration
Plan and Supplemental
Executive Retirement
Plan
Rate of future	Under SEC rules, no salary projection.	0%	0%
salary increases
Form of payment	Retirement Plan: normal form of payment.(1)	Life annuity	Life annuity
	Restoration Plan: normal form of payment.(2)	Life annuity	Specified by
participant
	Supplemental Executive Retirement Plan: normal form of	Ten-year certain	Ten-year certain
	payment.	annuity	annuity
Date of retirement	For Summary Compensation Table and Pension Benefits	Age 65	Age 65(3)
Table, use normal retirement age pursuant to SEC rules.
	For Potential Payments Upon Termination or	Immediate(3)	Immediate(4)
Change-in-Control Tables, use December 31, 2008.
Lump sum interest	For Summary Compensation Table and Pension Benefits	5.50%	Rates as specified at
rate	Table, use same assumption to measure pension liabilities under SFAS No. 87		the time of payment by the Treasury under §417(e) of Internal Revenue Code
	For Potential Payments Upon Termination or	4.69%	Rates as specified at
	Change-in-Control Tables, use interest rate defined by		the time of payment by
	the plan for the upcoming plan year pursuant to		the Treasury under
	§417(e) of Internal Revenue Code.		§417(e) of Internal
Revenue Code
Post-retirement	For Summary Compensation Table and Pension Benefits Table, use	RP-2000	RP-2000
mortality	same assumption to measure pension liabilities under SFAS No. 87.
	For Potential Payments Upon Termination or	1994 GAR (50/50	RP-2000 (50/50
	Change-in-Control Tables, use Mortality Table pursuant to §417(e) of Internal Revenue Code.	Blend) projected to 2001	Blend) projected to 2008

(1)	For the Retirement Plan, information in the Summary Compensation Table and the Pension Benefits Table assumes the normal form of payment is a life annuity. For these tables, it is assumed that 5% of participants elect the normal form for benefits accrued prior to January 1, 2004 and 95% elect a lump sum payment for benefits accrued prior to January 1, 2004. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. Results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity. For more information, see the subsection above entitled “— Retirement Plan — Special Note on Lump Sum Payments.”

(2)	For the Restoration Plan, certain participants were allowed to make an election as of December 31, 2008 to receive the benefits accrued prior to January 1, 2004 as a lump sum payment or as a life annuity. Messrs. Patterson and Kelley elected to receive life annuities, while Messrs. Allen, Cowsert and Lewis elected to receive lump sum payments. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. In the event that a lump sum payment was elected, results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity.

(3)	Mr. Patterson is older than his normal retirement age. His retirement benefit is instead calculated as of December 31, 2008.

(4)	For the Retirement Plan and the Restoration Plan, participants may retire immediately under the early retirement provisions of each plan if they have reached age 55 and earned at least ten years of vesting service. Participants who retire prior to age 65 and do not meet early retirement eligibility requirements may elect an immediate annuity that is actuarially equivalent to their accrued benefit. For the Supplemental Executive Retirement Plan, participants may retire immediately under the early retirement provisions of the plan if they have reached age 55. Participants who terminate employment prior to retirement eligibility will not be eligible for a benefit under the Supplemental Executive Retirement Plan.

Nonqualified Deferred Compensation
     The following table shows the activity during 2008 and the aggregate balance held by each of the Named Executive Officers at December 31, 2008 under the Deferred Compensation Plan:

				Aggregate	Aggregate Balance
	Executive	BancorpSouth	Aggregate	Withdrawals/	at December 31,
Name	Contributions	Contributions	Earnings(1)	Distributions	2008
Aubrey B. Patterson	$16,500	$—	$13,649	$—	$356,212
L. Nash Allen, Jr.	15,000	—	4,377	—	119,190
James V. Kelley	—	—	—	—	—
W. Gregg Cowsert	—	—	—	—	—
Gordon R. Lewis	52,141	—	1,279	—	53,421

(1)	The amounts shown reflect interest earned with respect to deferred compensation during 2008. Because the interest rate on deferred compensation does not exceed 120% of the applicable federal long-term rate, these amounts are not reflected in the Summary Compensation Table.
     We maintain the Deferred Compensation Plan as a nonqualified contribution benefit arrangement for our executive officers. This plan permits eligible employees to elect to defer a portion of their compensation. We do not make a matching or other contribution under this plan. Each participant’s account is credited with the interest effective June 30 and December 31 of each calendar year. Interest shall be credited at the rate equal to the yield on the most recently-issued U.S. Treasury note with an original maturity of ten years or the most recently-issued U.S. Treasury note with an original maturity of one year, whichever is greater, as quoted in The Wall Street Journal for the last business day of the calendar year. Participant accounts are distributed following retirement or separation from service in installment payments over ten years, unless the participant timely elects a different form of payment. Generally, payments cannot commence until six months following separation from service.
     This program supplements our tax-qualified 401(k) Profit Sharing Plan (formerly known as our Amended and Restated Salary Deferral- Profit Sharing Employee Stock Ownership Plan), as the Internal Revenue Code limits the amounts that can be accrued in a qualified plan for highly paid executives. This plan is subject to the rules under Section 409A of the Internal Revenue Code and was revised in 2008 to comply with requirements in final regulations that were issued by the Treasury Department.

Potential Payments Upon Termination or Change-in-Control
     The following tables show the amounts that each Named Executive Officer would have received assuming that the Named Executive Officer resigned or retired, his employment was terminated, a change in control occurred or he died or became disabled effective December 31, 2008:
Mr. Patterson

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change	Death or
Termination	Retirement		without Cause	in Control	Disability
Base Salary	$—		$—	$(1)	$—
Non-Equity Incentive Plan Compensation		(2)	—	(3)		(4)
Options (unexercised)	—		—	(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—
Insurance Benefits	—		—	(7)	—
Restoration Plan	504,784	(8)	504,784 (8)	504,784 (8)	491,010	(9)
Deferred Compensation(10)	215,205		215,205	215,205	215,205
Accrued Vacation
Perquisites	—		—	(11)	—
Excise Tax Gross-up	—		—	(12)	—

Mr. Kelley

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—			$(1)	$—
Non-Equity Incentive Plan Compensation		(2)	—			(3)		(4)
Options (unexercised)	—		—			(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—
Insurance Benefits	—		—			(7)	—
Restoration Plan	36,829	(13)	36,829	(13)	36,829	(13)	42,352	(14)
Deferred Compensation(10)	86,522		86,522		86,522		61,802
Accrued Vacation
Perquisites	—		—			(11)	—
Excise Tax Gross-up	—		—			(12)	—

(1)	The amounts shown reflect a payment of 300% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Executive Performance Incentive Plan, assuming the attainment of the appropriate performance goals during 2008.

(3)	The amounts shown reflect a payment of 300% of the highest annual bonus amount the executive would have been eligible to receive during 2008 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Executive Performance Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The amounts shown reflect the cash bonus amount that would have been awarded under the Executive Performance Incentive Plan, irrespective of whether the performance goals were attained.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $22.97 per share for options granted in 2007 and a market value of $23.36. Options granted in 2006 and 2008 were assumed to be unexercised because the exercise price of such options exceeded the market value. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the market value of the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(8)	Mr. Patterson would have received a life annuity of $504,784 per year payable as of January 1, 2009.

(9)	Upon Mr. Patterson’s death, his beneficiary would have received a life annuity of $491,010 per year payable as of January 1, 2009. Upon disability, Mr. Patterson would have received a life annuity of $504,784 per year payable as of January 1, 2009.

(10)	The amounts shown reflect an annuity that would have been payable as of January 1, 2009 for ten years pursuant to the Supplemental Executive Retirement Plan.

(11)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(12)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that would have been payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2003 through 2007.

(13)	Mr. Kelley would have received a life annuity of $36,829 per year payable as of January 1, 2009.

(14)	Upon Mr. Kelley’s death, his beneficiary would have received a life annuity of $42,352 per year payable as of January 1, 2009. Upon disability, Mr. Kelley would have received a life annuity of $100,079 per year payable as of September 1, 2014.

Mr. Cowsert

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—		$(1)	$—
Non-Equity Incentive Plan Compensation		(2)	—		(3)		(4)
Options (unexercised)	—		—		(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—
Insurance Benefits	—		—		(7)	—
Restoration Plan	170,466	(8)	170,466 (8)	170,466	(8)	174,509	(9)
Deferred Compensation(10)	59,283		59,283	59,283		32,052
Accrued Vacation
Perquisites	—		—		(11)	—
Excise Tax Gross-up	—		—	—	(12)	—
Mr. Lewis

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—			$(1)	$—
Non-Equity Incentive Plan Compensation		(2)	—			(3)(13)		(4)
Options (unexercised)	—		—			(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—
Insurance Benefits	—		—			(7)	—
Restoration Plan	28,267	(14)	28,267	(14)	28,267	(14)	28,484	(15)
Deferred Compensation(10)	36,181		36,181		36,181		25,844
Accrued Vacation
Perquisites	—		—			(11)	—
Excise Tax Gross-up	—		—		—	(12)	—
Mr. Allen

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—			$(16)	$—
Non-Equity Incentive Plan Compensation		(2)	—			(17)		(4)
Options (unexercised)	—		—			(5)	—
Restricted Stock or Performance Shares (unvested)(18)	—		—
Insurance Benefits	—		—			(19)	—
Restoration Plan	127,538	(20)	127,538	(20)	127,538	(20)	126,126	(21)
Deferred Compensation(10)	45,355		45,355		45,355		23,871
Accrued Vacation
Perquisites	—		—			(11)	—
Excise Tax Gross-up	—		—		—	(12)	—

(1)	The amounts shown reflect a payment of 200% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2008.

(3)	The amounts shown reflect a payment of 200% of the highest annual bonus amount the executive would have been eligible to receive during 2008 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Home Office Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The amounts shown reflect the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2008.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $22.97 per share for options granted in 2007 and a market value of $23.36. Options granted in 2006 and 2008 were assumed to be unexercised because the exercise price of such options exceeded the market value. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the market value of the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(8)	Mr. Cowsert would have received a lump sum payment of $170,466 plus a life annuity of $35,245 per year payable as of January 1, 2009.

(9)	Upon Mr. Cowsert’s death, his beneficiary would have received a lump sum payment of $174,509 plus a life annuity of $31,225 per year payable as of January 1, 2009. Upon disability, Mr. Cowsert would have received a life annuity of $70,392 per year payable as of February 1, 2012.

(10)	The amounts shown reflect an annuity that would have been payable as of January 1, 2009 for ten years pursuant to the Supplemental Executive Retirement Plan.

(11)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(12)	Change in control benefits do not include excise tax gross-up for any executive officers other than Messrs. Patterson and Kelley, in accordance with their Change in Control Agreements.

(13)	Mr. Lewis’s non-equity incentive plan compensation would have been reduced by $[___] pursuant to the terms of his Change in Control Agreement in order to avoid exceeding the Section 280G limits.

(14)	Mr. Lewis would have received a lump sum payment of $28,267 plus a life annuity of $3,913 per year payable as of January 1, 2009.

(15)	Upon Mr. Lewis’s death, his beneficiary would have received a lump sum payment of $28,484 plus a life annuity of $3,791 per year payable as of January 1, 2009. Upon disability, Mr. Lewis would have received a life annuity of $16,093 per year payable as of August 1, 2014.

(16)	The amount shown reflects a payment of Mr. Allen’s annual base compensation in effect at the time of the change in control if either Mr. Allen’s employment would have been terminated without cause or Mr. Allen would have terminated his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement.

(17)	The amount shown reflects a payment of the highest annual bonus amount Mr. Allen would have been eligible to receive during 2008 if either Mr. Allen’s employment would have been terminated without cause or Mr. Allen would have terminated his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement. Pursuant to the Home Office Incentive Plan, Mr. Allen would have also received the maximum incentive bonus payable if we had experienced a change in control.

(18)	The amount shown reflects the market value of the outstanding, unvested restricted shares of our common stock, or restricted stock units, which would have become vested in accordance with the 1994 Stock Incentive Plan.

(19)	The amount shown reflects the premiums for medical, disability and life insurance benefits that would have been provided for a 12-month period in accordance with Mr. Allen’s Change in Control Agreement.

(20)	Mr. Allen would have received a lump sum payment of $127,538 plus a life annuity of $25,552 per year payable as of January 1, 2009.

(21)	Upon Mr. Allen’s death, his beneficiary would have received a lump sum payment of $126,126 plus a life annuity of $26,678 per year payable as of January 1, 2009. Upon disability, Mr. Allen would have received a life annuity of $36,962 per year payable as of June 1, 2009.
     We maintain certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, the Restoration Plan, the deferred pension arrangement and the 401(k) Plan, which are described above. We also maintain the Deferred Compensation Plan, which permits Named Executive Officers to elect to defer a portion of their compensation to retirement or termination of employment. Under certain circumstances, the compensatory arrangements described in the following paragraphs also provide payments or benefits upon resignation, retirement or termination of employment.
     Equity awards are generally forfeited upon an executive’s termination of employment but are fully vested in the event of an executive’s approved retirement or death or disability. All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus regardless of whether the applicable performance goals have been attained. This payment will be made as soon as practicable following the change in control.
     We implemented Change in Control Agreements with certain of our executive officers in 1999 at a time when “golden parachute” agreements were common in the marketplace to protect executives in the wave of consolidation in the banking industry. Common speculation at that time suggested that we were a potential takeover target. We have consistently been conservative in our compensation philosophy and, at that time, we had no change-in-control protections for key management. In general, we believed that the relatively modest payouts and “double-trigger”

feature of the agreements were appropriate to provide economic protection to the executives who would be most vulnerable in a change in control without unduly diminishing the return that would be provided to shareholders. The change in control agreements do not provide “walk-away” rights. The Executive Compensation and Stock Incentive Committee believes that the Change in Control Agreements are still needed to address a business contingency, and takes such arrangements into consideration in its compensation philosophy.
     We have entered into a Change in Control Agreement with each of Messrs. Patterson, Allen, Kelley, Cowsert and Lewis that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause within 24 months after the change in control. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination. A “change in control” is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 25% or more of our outstanding voting securities; (2) during any period of two consecutive years, a change in a majority of our Board of Directors (however, new directors who were approved by a two-thirds vote of the directors still in office who either were directors at the beginning of the period or were so approved by the Board of Directors do not count toward the change in a majority); (3) approval by our shareholders of a merger or consolidation with any other corporation, other than a merger or consolidation resulting in our voting securities immediately prior to the transaction representing more than 65% of the merged or consolidated securities; or (4) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.
     The amount of benefits payable under the agreements to Messrs. Patterson and Kelley is 300% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 36 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes.
     The amount of benefits payable under the agreements to Messrs. Cowsert and Lewis is 200% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 24 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes.
     The amount of benefits payable under Mr. Allen’s agreement is the amount of annual base compensation and the highest annual bonus that Mr. Allen would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 12 months and, if Mr. Allen is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by Mr. Allen as a result of any reimbursements for Section 280G excise taxes.

DIRECTOR COMPENSATION
     The following table provides information with respect to non-employee director compensation for the fiscal year ended December 31, 2008:

						Change in
						Pension Value
						and
		Fees				Nonqualified
	Fees Earned	Earned or			Non-Equity	Deferred
	or Paid in	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Cash(2)	Stock(3)	Awards(4)	Awards(5)	Compensation	Earnings	Compensation	Total
James E. Campbell, III	$—	$22,000	$8,400	$—	$	$	$	$
Hassell H. Franklin*	31,925	31,925	8,400	—
W. G. Holliman, Jr.*	33,750	33,750	8,400	—
Larry G. Kirk*	32,207	32,207	8,400	—
Turner O. Lashlee	29,625	29,625	8,400	—
Guy W. Mitchell, III	—	45,500	8,400	—
R. Madison Murphy	24,625	24,625	8,400	—
Robert C. Nolan	25,250	25,250	8,400	—
W. Cal Partee, Jr.(5)	—	50,000	8,400	—
Alan W. Perry(6)	—	54,600	8,400	—
Travis E. Staub(7)	7,350	7,350	8,400	—

*	Committee Chair.

(1)	Messrs. Patterson and Kelley, who are our employees, do not receive compensation for serving as members of the Board of Directors.

(2)	Our directors are required to take at least 50% of the fees payable to them for their service as directors (annual retainers and meeting attendance fees) in the form of our common stock. A director may elect to take a larger percentage of his fees in our common stock. Payments in stock are valued at market price on the date the fee is paid. Further, certain of our directors (Messrs. Franklin, Holliman and Kirk) have elected under our Deferred Directors’ Fee Unfunded Plan to defer receipt of all or a portion of the cash fees to which they are entitled until such time as they cease to be directors.

(3)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. The assumptions used in calculating the accrued values are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(4)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R with respect to restricted stock units granted under the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

(5)	As of December 31, 2008, the aggregate number of shares of our common stock underlying outstanding options were as follows:

	Number of Securities Underlying
	Outstanding Option Awards
Name	(Exercisable)	(Unexercisable)
James E. Campbell, III	$—	—
Hassell H. Franklin	32,400	—
W. G. Holliman, Jr.	32,400	—
Larry G. Kirk	21,600	—
Turner O. Lashlee	32,400	—
Guy W. Mitchell, III	18,000	—
R. Madison Murphy	25,200	—
Robert C. Nolan	25,200	—
W. Cal Partee, Jr.	21,600	—
Alan W. Perry	32,400	—
Travis E. Staub	32,400	—

(5)	Mr. Partee was inadvertently underpaid $500 in 2007 for committee fees, which amount was paid in shares of our common stock in 2008.

(6)	Mr. Perry was inadvertently overpaid $500 in 2007 for committee fees, which amount was deducted from his committee fees in 2008.

(7)	Mr. Staub retired from the Board immediately following the 2008 annual meeting of shareholders.
     Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Each of our directors also currently serves on the Board of Directors of BancorpSouth Bank. Our non-employee directors receive the following compensation for their service:
•	An annual retainer of $30,000 for serving on the board of directors;

•	A meeting fee of $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended;

•	Members of the Executive Committee receive a fee of $2,000 for each committee meeting attended;

•	Members of other standing committees of either board receive $1,500 for each committee meeting attended;

•	One-half of the applicable fee for each board or committee meeting attended via conference call;

•	Chairmen of standing or special committees of the Board of Directors, other than the Audit Committee, receive an additional annual retainer of $3,000; and

•	The Chairman of the Audit Committee receives an additional annual retainer of $10,000.
Directors are also reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.
     Each of our non-employee directors participated in our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. Prior to 2008, the 1995 Non-Qualified Stock Option Plan automatically granted options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. The 1995 Non-Qualified Stock Option Plan is administered by the Nominating Incentive Committee, which may not deviate from the express annual awards provided for in the plan. A total of 964,000 shares of common stock are currently reserved for issuance under the 1995 Non-Qualified Stock Option Plan. As of January 31, 2009, options to exercise 479,764 shares of common stock have been granted under this plan, of which 175,964 options have been exercised.
     In 2008, shareholders approved an amendment to the 1995 Non-Qualified Stock Option Plan that, among other things, provides for the grant of restricted stock units. A restricted stock unit is the right to receive stock (but not dividends) on a future vesting date. Under the plan, restricted stock units will vest on the date of the first annual meeting of shareholders that follows the date of the award. In May 2008, the Nominating Committee granted 500 restricted stock units to the ten non-employee directors as of the date of grant. As a result of the 2008 amendment to the 1995 Non-Qualified Stock Option Plan, the Nominating Committee has the discretion to grant non-qualified stock option, restricted stock and restricted stock units to our non-employee directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has not selected an independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. The Audit Committee is evaluating several independent public accounting firms, including KPMG LLP, the independent public accounting firm that audited our consolidated financial statements for the 2008 fiscal year, to perform the audit.
     We anticipate that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement, if they determine to do so, and will be available to respond to appropriate questions at that time.
     In addition to rendering audit services for the year ended December 31, 2008, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2008 and December 31, 2007 were as follows:

	2008	2007
Audit Fees(1)	$802,835	$777,500
Audit-Related Fees(2)	47,000	47,000
Tax Fees	—	—
All Other Fees	—	—

Total	$849,835	$824,500

(1)	The Audit Fees for the years ended December 31, 2008 and 2007 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements and the audit of internal control over financial reporting as well as various statutory and compliance audits.

(2)	The Audit-Related Fees for the years ended December 31, 2008 and 2007 consisted principally of fees for audits of financial statements of certain employee benefit plans.
     All audit and non-audit services performed by our auditor must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by our auditor prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held 11 meetings in 2008. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent registered public accounting firm. During 2008, the Audit Committee held discussions with the internal auditors and BancorpSouth’s independent registered public accounting firm, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.
     The role and responsibilities of the Audit Committee are set forth in the charter adopted by the Board of Directors, a copy of which is available on BancorpSouth’s website at www.bancorpsouthonline.com on the Investor Relations webpage under the caption “Corporate Information — Committee Charting.” In fulfilling its responsibilities, the Audit Committee:
•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2008 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2008 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants communications with the Audit Committee concerning independence, and discussed with KPMG LLP their independence.
     Based on the Audit Committee’s review and discussions as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2008 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Audit Committee:
Larry G. Kirk (Chairman)
R. Madison Murphy
W. Cal Partee, Jr.
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT
     The Executive Compensation and Stock Incentive Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Executive Compensation and Stock Incentive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2008.
Executive Compensation and Stock Incentive Committee:
W.G. Holliman, Jr. (Chairman)
Hassell H. Franklin
Robert C. Nolan
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     BancorpSouth Bank, our wholly-owned subsidiary, conducts banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with persons not related to BancorpSouth and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit us from making personal loans to our directors and executive officers, it permits BancorpSouth Bank and certain of our other subsidiaries to make loans to our directors and executive officers so long as these loans are on non-preferential terms. During the year ended December 31, 2008, BancorpSouth Bank made loans to our directors and executive officers and their family members that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Pursuant to its charter and the Related Person Transaction Policy approved by our Board of Directors in April 2007, the Nominating Committee reviews and recommends to the Board for approval in advance all “related persons” or affiliate transactions between us or BancorpSouth Bank and any of their “related persons” or affiliates, or transactions in which any of such persons directly or indirectly is interested or benefited. If advance approval of a Related Person Transaction by the Nominating Committee is not practicable, then the related person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction, the Nominating Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with the Related Person Transaction Policy, no director is permitted to participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director shall provide all material information concerning the related person transaction to the Nominating Committee.
     Pursuant to the Related Person Transaction Policy, the Board of Directors has delegated to the Chair of the Nominating Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $100,000. In addition, the policy enumerates certain related person transactions that are deemed to be pre-approved or ratified, as applicable, by the committee.
     The Board of Directors ratified the following transactions with related persons that occurred during 2008 in accordance with the terms of the Related Person Transaction Policy:
•	Clayton H. Patterson, the son of Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Senior Vice President during 2008;

•	James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2008; and

•	Lashlee-Rich, Inc., a private company for which Mr. Lashlee, a member of our Board of Directors, serves as Chairman, performed construction work on some of Bancorpsouth Bank’s branches in 2008.
     During 2008, each of Messrs. Martin and Patterson was paid an aggregate amount of salary and bonus and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.
     For more information on the transaction with Lashlee-Rich, Inc., see the section above entitled “CORPORATE GOVERNANCE — Director Independence.”

GENERAL INFORMATION
Counting of Votes
     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be voted on by ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes on ballots, hear and determine all challenges and questions in any way arising in connection with the right to count and tabulate all votes and determine the result. Each proposal presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under such proposal. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” and will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require approval by the votes cast in favor of the action exceeding the votes cast in opposition of the action (i.e., the proposal to approve the Amendment to our Restated Articles of Incorporation).
     Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held of record by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote with respect to proposals that do not relate to “routine” matters) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Because approval of the Amendment to our Restated Articles of Incorporation is not a routine matter and will be decided by the affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, broker non-votes on this proposal will have the effect of a vote against the proposal at the annual meeting, assuming that a quorum is obtained.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports timely as required for 2008. Based solely upon a review of the applicable filings on the SEC’s EDGAR website, copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2008 except that, due to a software malfunction, Mr. Bateman inadvertently failed to timely report transactions that occurred on September 22, 2008. The transactions were subsequently reported on October 1, 2008.
Shareholder Nominations and Proposals
     Shareholders who would like to recommend director nominees or make a proposal for consideration at the 2010 annual meeting of shareholders should submit the nomination or proposal, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended, in writing and mailed to the Corporate Secretary at the address listed below. We must receive all such nominations and proposals not later than November 20, 2009 in order for the nomination or proposal to be included in our proxy statement. Shareholder nominations and proposals submitted after November 20, 2009 but before December 20, 2009, will not be included in our proxy statement, but may be included in the agenda for our 2009 annual meeting if submitted to our Corporate Secretary at the address listed below and if such nomination or proposal includes:
•	The name and address of the shareholder;

•	The class and number of shares of common stock held of record and beneficially owned by such shareholder;

•	The name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of common stock are registered on our stock transfer books;

•	A representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•	A brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

•	Any personal or other material interest of the shareholder in the business to be submitted;

•	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	All other information relating to the nomination or proposed business that may be required to be disclosed under applicable law.
In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded and, upon the instructions of the presiding officer of the annual meeting, all votes cast for each such nominee and such proposal will be disregarded.
     The individuals named as proxies on the proxy card for our 2010 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2010 annual meeting, unless we receive notice of the matter to be proposed not earlier than November 20, 2009 nor later than December 20, 2009 and in accordance with the requirements listed above. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of the proposal and how the proxies intend to exercise their discretion to vote on these matters, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.
Householding of Proxy Materials and Annual Reports
     The SEC rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-368-5948 or send a written request to:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
     If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-368-5948 or sending a written request to the address above.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
     This Proxy Statement and our 2008 Annual Report to Shareholders are available at www.bancorpsouth.com/proxy. If you wish to attend the annual meeting and need directions, please call us at 1-888-797-7711.
Miscellaneous
     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
     Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect so such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.
     A copy of our 2008 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 will be furnished without charge to any shareholder who requests such report by sending a written request to:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
     A copy of our Form 10-K may also be obtained without charge on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “SEC Filings — Documents” and through the SEC’s website at www.sec.gov.

BANCORPSOUTH, INC.

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
March 20, 2009

Appendix A
AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF
BANCORPSOUTH, INC.
     To the Secretary of State of the State of Mississippi:
     Pursuant to the provisions of Section 79-4-10.06 of the Mississippi Business Corporation Act, BancorpSouth, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Mississippi, hereby amends its Restated Articles of Incorporation as follows:
     (1) The name of the Corporation is BancorpSouth, Inc.
     (2) Article 5 of the Corporation’s Restated Articles of Incorporation is deleted in its entirety and the following inserted in lieu thereof:
          5. Authorized Capital. The aggregate number of shares of capital stock the Corporation is authorized to issue is (i) five hundred million (500,000,000) shares of common stock, all one class having a par value of $2.50 per share (the “Common Stock”), and (ii) five hundred million (500,000,000) shares of preferred stock, having a par value of $0.01 per share (the “Preferred Stock”).
          Each share of the Common Stock shall be entitled to one vote on all matters requiring a vote of the shareholders. Subject to any preferences and rights of any holders of any other class of stock, holders of the Common Stock shall have the right to receive such dividends as may be declared from time to time by the Corporation’s Board of Directors and, upon any liquidation or dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.
          Shares of the Preferred Stock may be issued from time to time in one or more classes or series by the Corporation’s Board of Directors. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to amend these Restated Articles of Incorporation to establish and designate classes or series of the Preferred Stock, to fix the number of shares constituting each class or series, and to fix the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each class or series and the variations in the relative powers, rights, preferences and limitations as between or among classes or series, and to increase and to decrease the number of shares constituting each class or series. The authority of the Board of Directors with respect to any class or series shall include, but shall not be limited to, the authority to fix and determine the following:
          (a) The number of shares constituting that class or series and the distinctive designation of that class or series;
          (b) The increase and the decrease, to a number not less than the number of the outstanding shares of such class or series, of the number of shares constituting such class or series as theretofore fixed;
          (c) The rate or rates and the time at which dividends on the shares of such class or series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;
          (d) Whether or not the shares of such class or series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the manner of selecting shares of such class or series for redemption, if less than all shares are to

A-1

be redeemed, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;
          (e) The amount payable on the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other entity or entities or a sale, lease or conveyance of all or a part of the assets of the Corporation;
          (f) Whether or not the shares of such class or series shall have voting rights and the terms and conditions thereof;
          (g) Whether or not a sinking fund or purchase fund shall be provided for the redemption or purchase of the shares of such class or series, and if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;
          (h) Whether or not the shares of such class or series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to, any provision for the adjustment of the conversion rate or the conversion price; and
          (i) Any other powers, preferences and relative participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article 5 or the limitations provided by applicable law.
     (3) The amendment was duly approved by the board of directors of the Corporation at a meeting on January 28, 2009 and by the shareholders of the Corporation at the annual meeting of shareholders held on April 22, 2009. The common stock is the Corporation’s only class of outstanding shares, each of the [•] outstanding shares of which is entitled to one vote separately on the amendment. The holders of [•] shares of common stock were indisputably represented at the annual meeting, [•] shares of common stock were cast for the amendment and that number is sufficient for approval of the amendment.
Dated: April 22, 2009

BancorpSouth, Inc.

By:

Name:

Title:

A-2

Appendix B
BANCORPSOUTH, INC.
DIRECTOR INDEPENDENCE STANDARDS
     The Board of Directors of BancorpSouth, Inc., through its Nominating Committee, on an annual basis, reviews the independence of all directors, affirmatively makes a determination as to the independence of each director and discloses the basis for those determinations. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board will broadly consider all relevant facts and circumstances when making independence determinations. To assist the Board in determining whether a director is independent, the Board of Directors shall consider the standards set forth below. In addition to the independence determinations referenced above, BancorpSouth may also have to disclose other relationships pursuant to Securities and Exchange Commission and/or New York Stock Exchange rules and regulations.
Employment.
I.	A director will not be considered independent if, within the preceding three years:
•	the director was employed by BancorpSouth; provided, however, that employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment;

•	an immediate family member of the director was employed by BancorpSouth as an executive officer;

•	the director was a partner or employee of a firm that is BancorpSouth’s internal or external auditor;

•	an immediate family member of the director was (i) a partner of a firm that is BancorpSouth’s internal or external auditor or (ii) an employee of such a firm and personally worked on BancorpSouth’s audit;

•	the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee; or

•	an immediate family member of the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee.
II.	A director will not be considered independent if:
•	the director or an immediate family member is a current partner of a firm that is BancorpSouth’s internal or external auditor;

•	the director is a current employee of a firm that is BancorpSouth’s internal or external auditor; or

•	the director has an immediate family member who is a current employee of a firm that is BancorpSouth’s internal or external auditor and who personally works on BancorpSouth’s audit.
Compensation. A director will not be considered independent if, within the preceding three years, the director, or his or her immediate family member, receives more than $120,000 during any twelve-month period in direct compensation from BancorpSouth, other than director and committee fees and pension or other forms of deferred

B-1

compensation for prior service (provided such service is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer will not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of BancorpSouth (other than an executive officer) will not be considered in determining independence under this test.
Audit Committee members will not be considered independent if he or she, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, (i) accepts directly or indirectly any consulting, advisory or other compensatory fee from BancorpSouth or any of its subsidiaries or (ii) is an affiliated person of BancorpSouth or any of its subsidiaries. For purposes of this paragraph, compensatory fees do not include, however, the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with BancorpSouth; provided that such compensation is not contingent in any way on continued service. An Audit Committee member that sits on the Board of Directors of BancorpSouth and one of its subsidiaries may be considered independent, even though he or she would be deemed to be an affiliate of a subsidiary of BancorpSouth, if he or she, except for being a director on each such Board of Directors, otherwise meets the independence requirements set forth above in this paragraph for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the Board of Directors, Audit Committee or any other Board Committee of each such entity.
Customer Relationships. A director will not fail to be considered independent solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, cash management and similar services) between BancorpSouth and its subsidiaries, on the one hand, and the director or a company in which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:
•	such relationships are in the ordinary course of business of BancorpSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•	with respect to extensions of credit by BancorpSouth or its subsidiaries to such director, company or its subsidiaries:
•	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

•	no event of default has occurred under the extension of credit.
Business Relationships. A director will not be considered independent if the director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, BancorpSouth for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. Contributions to tax exempt organizations are not considered “payments” for purposes of these standards; provided, however, that a director will not be considered independent if the Board determines that a director has had a material relationship with BancorpSouth within the preceding three years due to charitable contributions made by BancorpSouth to a charitable organization in which a director serves as an executive officer.
Definitions. For purposes of these independence standards, “immediate family members” of a director include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. The Board of Directors of BancorpSouth need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

B-2